                                                                    EXHIBIT 10.1

                          SECURITIES PURCHASE AGREEMENT

                      DATED AS OF FEBRUARY ___, 2001 AMONG

                       UNITED SHIPPING & TECHNOLOGY, INC.,

                         AND THE PURCHASERS NAMED HEREIN

                                       iii

                                       i

                                   (continued)

         Section 3.27      Reports with the Securities and Exchange

         Section 8.02      First Closing: Conditions to Each Purchaser's
                           Obligations........................................23

         Section 8.03      Second Closing: Conditions to Each Purchaser's
                           Obligations........................................23

         Section 8.04      Conditions to the Issuer's Obligations.............24

                                       ii

                                   (continued)

                                      iii

                          SECURITIES PURCHASE AGREEMENT

         AGREEMENT dated as of February __, 2001 among United Shipping &
Technology, Inc., a Utah corporation (the "Issuer"), and the purchasers listed in Schedule A (together, the "Purchasers" and each a "Purchaser").

         WHEREAS, the Issuer desires to sell the Securities (as defined below)
to the Purchasers, and the Purchasers desire to purchase the Securities from the
Issuer, upon the terms and subject to the conditions hereinafter set forth;

         NOW THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. The following terms, as used herein, have the following meanings:

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person, where
"control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through ownership of voting securities, contract or otherwise; provided that none of the Purchasers shall be considered an Affiliate of the Issuer or any of its Subsidiaries.

         "Agreement" means this Agreement, as it may be amended from time to time.

         "Applicable Law" means any applicable constitution, treaty, statute, rule, regulation, ordinance, order, directive, code, interpretation, judgment, decree, injunction, writ, determination, award, permit, license, authorization, directive, requirement, ruling or decision of, agreement with, or by any
Governmental Authority.

         "Certificate of Designation" means the Certificate of Designation for the Series D Shares, in the form attached as Exhibit A hereto with such changes and modifications as may be agreed to by the Issuer and the Purchasers.

         "Benefit Plan" has the meaning set forth in Section 3.21.

         "Bridge Note Warrants" means the stock purchase warrants to acquire
Series D Shares originally issued by the Issuer to THLi as of January 4, 2001.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

         "Closings" and "Closing" shall have the meaning set forth in Section
2.03.

         "Closing Date" shall have the meaning set forth in Section 2.03.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the U.S. Securities and Exchange Commission or any governmental body or agency succeeding to the functions thereof.

                                       1

         "Common Stock" means the common stock, par value $.004 per share, of the Issuer.

         "Common Warrants" means the stock purchase warrants to purchase shares of the Issuer's Common Stock originally issued by the Issuer to TH Lee and TH
Lee Parallel as of May 31, 2000.

         "Convertible Bridge Notes" means the Convertible Bridge Notes in the aggregate amount of $5,000,000, dated January 4, 2001 and January 31, 2001, issued by the Issuer to THLi.

         "Common Stock Equivalents" has the meaning set forth in Section 3.02.

         "Credit Agreement" means the credit agreement between UST Delivery
Systems, Inc., a Subsidiary of the Issuer, and General Electric Capital
Corporation, dated September 24, 1999, and all documents executed in connection therewith.

         "ERISA" has the meaning set forth in Section 3.21.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "First Closing" shall have the meaning set forth in Section 2.03.

         "Governmental Authority" means any governmental body, agency or official of any country or political subdivision of any country, including, but not limited to, federal, state, county and local governments, administrative agencies and courts.

         "Indebtedness" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due or being contested in good faith), (iv)
any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person
(including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets and (viii) any unsatisfied obligation for "withdrawal liability" to a
"multiemployer plan" as such terms are defined under ERISA.

         "Intellectual Property Rights" means all (i) patents, patent applications and patent disclosures, (ii) trademarks, service marks, trade dress, trade names, logos, corporate names, websites and internet domain names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques,

                                       2

research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and
(viii) copies and tangible embodiments thereof (in whatever form or medium).

         "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests, limited liability company interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other
Person.

         "Issuable Securities" has the meaning set forth in Section 3.05.

         "Issuer SEC Reports" has the meaning given to it in Section 3.25.

         "Latest Balance Sheet" means the audited balance sheet of the Issuer for the most recent fiscal year ended July 1, 2000.

         "Leased Property" has the meaning set forth in Section 3.12.

         "Licenses" means all licenses, permits, construction permits, certificates of public convenience and necessity and other authorizations issued by any federal, state, county or local Governmental Authorities to the Issuer and its Subsidiaries and used or necessary in connection with the operation and conduct of their business, and including any applications for any such licenses, permits, construction permits and other authorizations applied for by the Issuer and its Subsidiaries that are currently pending.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.
For the purposes of this Agreement, a Person shall be deemed to own subject to
Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the
NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the
National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of the two (2) consecutive trading days immediately prior to the day as of which "Market Price" is being determined. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the Required
Holders. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the
Required Holders. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

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         "Material Adverse Effect" means any change or effect (or aggregation of changes and effects) that is or could reasonably be expected to be materially adverse to the business, assets, condition (financial or otherwise) or results of operations of the Issuer and its Subsidiaries, taken as a whole.

         "Owned Property" has the meaning set forth in Section 3.12.

         "Person" means an individual or a corporation, partnership, limited liability company, association, a joint stock company, trust, a joint venture, an unincorporated organization, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Real Property" has the meaning set forth in Section 3.12.

         "Registration Rights Agreement" shall mean the Second Amended and
Restated Registration Rights Agreement to be dated as of the First Closing Date by and among the Issuer and the Purchasers, substantially in the form attached hereto as Exhibit D.

         "SEC Documents" means all reports, schedules, registration statements and other documents (including all Exhibits and Schedules thereto) filed by the
Issuer with the Commission.

         "Second Closing" shall have the meaning set forth in Section 2.03.

         "Securities" means the Series D Shares.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

         "Series B Shares" means the shares of Series B Convertible Preferred
Stock, par value $.004 per share, of the Issuer.

         "Series C Shares" means the shares of Series C Convertible Preferred
Stock, par value $.004 per share, of the Issuer.

         "Series D Shares" means the shares of Series D Convertible Preferred
Stock, par value $.004 per share, of the Issuer.

         "Series C Warrants" means the stock purchase warrants to purchase
Series C Shares originally issued by the Issuer to THLi as of September 1, 2000 and September 22, 2000.

         "Subsidiary" means, with respect to any Person any other Person of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "THLi" means, collectively, TH Lee Putnam Internet Partners, L.P., TH
Lee.Putnam Internet Parallel Partners, L.P., THLi Coinvestment Partners LLC, and
Blue Star I, LLC.

         "Transaction Agreements" means this Agreement, the Registration Rights
Agreement and the Certificate of Designation.

                                       4

         "Warrants" means the Series C Warrants, Common Warrants and Bridge Note
Warrants.

                                   ARTICLE II
                         PURCHASE AND SALE OF SECURITIES

         SECTION 2.1 COMMITMENT TO PURCHASE. Upon the basis of the
representations and warranties herein contained of each Purchaser, but subject to the terms and conditions hereinafter stated, the Issuer agrees to sell to each Purchaser, and each Purchaser, upon the basis of the representations and warranties herein contained of the Issuer, but subject to the terms and conditions hereinafter stated, agrees to purchase from the Issuer at the
Closings, the Series D Shares in the amount and for the aggregate purchase price set forth opposite the name of such Purchaser on Annex I hereto. The purchase price per Series D Share shall be (a) $____ in the case of all Purchasers other than THLi and (b) in the case of THLi, the "conversion price" as defined in the
Convertible Bridge Notes. The Series D Shares shall have the rights, terms and privileges set forth in the Certificate of Designation, a copy of which is attached hereto as Exhibit A.

         SECTION 2.2 THE CLOSINGS.

                  (a) The first closing (the "First Closing") and the second closing (the "Second Closing") (each a "Closing" and together, the
         "Closings") of the purchase and sale of the Securities hereunder shall take place at the offices of ___________, ______________, ___________.
         The First Closing shall occur immediately following fulfillment of each of the conditions set forth in Sections 8.01, 8.02 and 8.04, or at such other time and place as the Issuer and the Purchasers shall agree in their sole discretion. Subject to fulfillment of the conditions set forth in Sections 8.03 and 8.04, the Second Closing shall occur on a date specified in writing by the Issuer following the First Closing and following the execution of this Agreement by additional Investors who become parties to this Agreement following the First Closing. The date and time of each Closing are referred to herein as the "First Closing
         Date" and the "Second Closing Date" (each a "Closing Date" and together the "Closing Dates").

                  (b) At the Closings, each Purchaser, other than THLi, shall deliver to the Issuer, by wire transfer to an account designated by the
         Issuer not later than three Business Days prior to each Closing Date, an amount, in immediately available funds, equal to the aggregate purchase price of the Securities being purchased by such Purchaser. At the First Closing, ThLi shall deliver and surrender the Convertible
         Bridge Notes, which shall be converted to Series D Preferred Stock in accordance with its terms.

                  (c) At each Closing, the Issuer shall deliver to each
         Purchaser, against payment of the purchase price by such Purchaser to the Issuer (or in the case of THLi, deliver the Convertible Bridge
         Notes) as set forth in 2.03(b) above, certificates evidencing the
         Series D Shares being purchased by such Purchaser in definitive form and registered in such names as such Purchaser shall request not later than two Business Days prior to the Closing Date.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

         The Issuer represents and warrants to each Purchaser that:

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         SECTION 3.1 ORGANIZATION, CORPORATE POWER AND LICENSES. The Issuer is a
corporation duly organized, validly existing and in good standing under the laws of the State of Utah and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except where the failure to be so qualified would not have a Material Adverse
Effect. The Issuer possesses all requisite corporate power and authority and all material Licenses necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Issuer's and each Subsidiary's charter documents and bylaws which have been furnished to the Purchasers' counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

         SECTION 3.2 CAPITAL STOCK AND RELATED MATTERS.

                  (a) As of the First Closing (except as set forth below with respect to the Series C Preferred as of the First Closing and the
         Second Closing, and immediately thereafter, the authorized capital stock of the Issuer shall consist of (a) 25,000,000 shares of preferred stock, of which (i) 4,500,000 shares have been designated as Series A
         Cumulative Convertible Preferred Stock (none of which shall be issued and outstanding as of each Closing) and (ii) 10,000,000 shares shall be designated as Series B Convertible Preferred Stock (2,806,796 of which shall be issued and outstanding as of each Closing) and (iii) 5,000,000 shares have been designated as Series C Convertible Preferred Stock
         (2,000,000 of which shall be issued and outstanding as of each Closing and the remainder of which shall be reserved for issuance upon exercising the Series C Warrants), (iv) 4,500,000 shall be designated as Series D Convertible Preferred Stock (none of which shall be issued and outstanding as of the First Closing and up to 1,533,333 of which shall be issued and outstanding as of the Second Closing after giving effect to the Closings (including Series D Shares reserved for conversion of a Convertible Bridge Notes dated January 4, 2001 and pursuant to exercise of the Bridge Warrant and (b) 75,000,000 shares of
         Common Stock, of which (i) 16,646,399 shares shall be issued and outstanding as of each Closing, (ii) 10,000,000 shares shall be reserved for issuance upon conversion of the Series B Shares, (iii)
         5,000,000 shares shall be reserved for issuance upon conversion of the
         Series C Shares, (iv) 11,391,929 shares shall be reserved for issuance upon exercise of stock options, warrants (including the Common Warrants but excluding the securities described in clause (v) below) and convertible securities, (v) certain of the remaining shares are reserved for issuance upon the exercise of warrants issued to Bayview
         Capital Partners L.P., the Convertible Subordinated Promissory Note
         issued to CEX Holdings, Inc, and the 9% Convertible Subordinated
         Promissory Note issued to J. Iver & Company, (vi) the issuance of shares of Common Stock to Jack D. Ashabranner II (or a trust solely for his benefit) in respect of a court-approved settlement of his claim against Corporate Express Delivery Systems, Inc. solely to meet any shortfall in the market value between the 600,000 shares of Common
         Stock that have been issued for the benefit of Mr. Ashabranner in respect of such settlement and the sum of $550,000, pursuant to the terms of such settlement. As of each Closing, neither the Issuer nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans ("Common Stock Equivalents"), except for the
         Series B

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         Shares, the Series C Shares, the Series D Shares and the Warrants and
         except as set forth on Schedule 3.02 (a). Schedule 3.02 (a) accurately sets forth the following information with respect to all outstanding
         Common Stock Equivalents: the holder, the number of shares covered, the exercise price and the expiration date. As of each Closing, neither the
         Issuer nor any Subsidiary shall be subject to any obligation
         (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on Schedule
         3.02 (a) and except pursuant to the Certificate of Designation. As of each Closing, all of the outstanding shares of the Issuer's capital stock shall be validly issued, fully paid and nonassessable.

                  (b) Except as set forth on Schedule 3.02 (b) hereto, there are no statutory or contractual stockholders' preemptive rights or rights of first refusal with respect to the issuance of the Securities hereunder or the issuance of the Common Stock upon conversion of the
         Securities. Except as set forth on Schedule 3.02 (b) hereto, the Issuer has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock. There are no agreements between the Issuer and any of the
         Issuer's stockholders with respect to the voting or transfer of the
         Issuer's capital stock.

         SECTION 3.3 SUBSIDIARIES; INVESTMENTS. Schedule 3.03 correctly sets forth the name of each Subsidiary of the Issuer, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such
Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate or other power and authority necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify, except where the failure to be so qualified would not have a Material Adverse
Effect. Except as set forth on Schedule 3.03, all of the outstanding shares of capital stock or other equity interests of each Subsidiary are validly issued, fully paid and nonassessable or not subject to a capital call or capital contribution requirement, as applicable, and all such shares are owned by the
Issuer or another Subsidiary free and clear of any Lien and not subject to any option or right to purchase any such shares. Except as set forth on the Schedule
3.03, neither the Issuer nor any Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

         SECTION 3.4 AUTHORIZATION; NO BREACH. The execution, delivery and performance of the Transaction Agreements and all other agreements contemplated hereby or thereby to which the Issuer or any of its Subsidiaries is a party, the filing of the Certificate of Designation have been duly and validly authorized by the Issuer. The Transaction Agreements and all other agreements contemplated hereby to which the Issuer or any of its Subsidiaries is a party each constitutes a valid and binding obligation of the Issuer or such Subsidiary, as applicable, enforceable in accordance with its terms. The issuance of the Common
Stock upon conversion of the Series D Shares will not require any further corporate action (except for action related to any anti-dilution adjustments) on the part of the Issuer except as required pursuant to Section 5.07 and, except as set forth on Schedule 3.02 (b), will not be subject to any preemptive right, right of first refusal or other similar right. The execution and delivery by the
Issuer of this Agreement and all other agreements contemplated hereby to which the Issuer is a party, the offering, sale and issuance of the Securities hereunder, the issuance of Common Stock upon conversion of the

                                       7

Series D Shares, the filing of the Certificate of Designation, and the fulfillment of and compliance with the respective terms hereof and thereof by the Issuer, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii)
result in the creation of any Lien upon the Issuer's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or
(vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the articles of incorporation or bylaws of the Issuer or any Subsidiary, or any law, statute, rule or regulation, order, judgment or decree to which the Issuer or any Subsidiary is subject, or any material agreement or instrument to which the Issuer or any Subsidiary is subject, except for such matters that would not have a Material Adverse Effect.

         SECTION 3.5 SECURITIES LAW COMPLIANCE. Assuming the representations and warranties of the Purchasers set forth in Article 4 hereof are true and correct in all material respects, the offer and sale of the Series D Shares and the shares of Common Stock issuable upon conversion of the Series C Shares (the
"Issuable Securities") pursuant to this Agreement will be exempt from the registration requirements of the Securities Act. Neither the Issuer nor any
Person acting on its behalf has, in connection with the offering of the Issuable
Securities, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the
Securities Act), (ii) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (iii) any action that would require the registration under the Securities Act of the offering and sale of the
Issuable Securities pursuant to this Agreement. The Issuer has not made and will not prior to each Closing make, directly or indirectly, any offer or sale of the
Issuable Securities or of securities of the same or similar class as the
Issuable Securities if, as a result, the offer and sale contemplated hereby could fail to be entitled to exemption from the registration requirements of the
Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act.

         SECTION 3.6 COMMISSION DOCUMENTS. Upon request, the Issuer will make available to the Purchasers true and complete copies of all SEC Documents filed with the Commission prior to the date hereof and will furnish the Purchasers a true and correct copy of each amendment thereto and any SEC Documents filed by the Issuer with the Commission on or before each Closing Date. As of their respective filing dates, the SEC Documents complied (or will comply) in all material respects with the requirements of the Securities Act, Exchange Act and the rules and regulations of the Commission thereunder applicable to such SEC
Documents, and as of their respective dates none of the SEC Documents contained
(or will contain) any untrue statement of a material fact or omitted (or will omit) to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.7 FINANCIAL STATEMENTS. Each of the financial statements
(including, in each case, any notes and schedules thereto) contained in the
Issuer SEC Reports complied as to form in all material respects with the applicable accounting requirements and rules and regulations of the Commission and was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each fairly presented the consolidated financial position, results of operations and cash flows of the Issuer and its

                                       8

consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein in accordance with GAAP (subject, in the case of unaudited statements, to normal and recurring year-end adjustments and the absence of footnotes none of which would, individually or in the aggregate, reflect or be reasonably expected to reflect a Material Adverse Effect).

         SECTION 3.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on
Schedule 3.08 or as disclosed in the Issuer SEC Reports, the Issuer and its
Subsidiaries do not have any material obligation or liability of a nature required to be reflected on a balance sheet prepared in accordance with GAAP arising out of transactions entered into at or prior to each Closing, or any action or inaction at or prior to each Closing, or any state of facts existing or any occurrence at or prior to each Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any liabilities expressly disclosed in any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and (iii) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement.

         SECTION 3.9 NO MATERIAL ADVERSE CHANGE. Since September 30, 2000,
except as disclosed in the Issuer SEC Reports, there has been no change in the financial condition, operating results, assets, operations, employee relations or customer or supplier relations of the Issuer and its Subsidiaries taken as a whole that could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.10 ABSENCE OF CERTAIN DEVELOPMENTS. Except as expressly contemplated by the Transaction Agreements or as set forth on Schedule 3.10, and except as disclosed in the Issuer SEC Reports filed prior to the date of this
Agreement, since the date of the Latest Balance Sheet, neither the Issuer nor any Subsidiary has:

                  (a) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

                  (b) borrowed any amount in excess of $250,000 or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

                  (c) discharged or satisfied any material Lien or paid any
         material obligation or liability, other than current liabilities paid in the ordinary course of business;

                  (d) declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities;

                  (e) mortgaged or pledged any of its properties or assets or subjected them to any material Lien, except Liens for current property taxes not yet due and payable;

                                       9

                  (f) sold, assigned or transferred any of its tangible assets in excess of $50,000 individually or $250,000 in the aggregate or any interest in any Subsidiary, except in the ordinary course of business, or canceled any material debts or claims;

                  (g) sold, assigned, transferred or abandoned any material
         patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other Intellectual Property Rights, or disclosed any material proprietary confidential information to any Person;

                  (h) suffered any material extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

                  (i) made any Investment in or taken steps to incorporate any
         Subsidiary; or

                  (j) entered into any other material transaction, other than in the ordinary course of business.

         SECTION 3.11 ASSETS. Except as disclosed in the Issuer SEC Reports filed prior to the date of this Agreement or as set forth on Schedule 3.11, the
Issuer and each Subsidiary have good and marketable title to, a valid leasehold interest in, or has the right or use, the material assets (other than Real
Property, which is addressed in Section 3.10) used by them, or shown on the
Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for (i) assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet, (ii) Liens disclosed on the Latest Balance Sheet,
(iii) Liens for Taxes not yet due and payable, and (iv) covenants, conditions and restrictions of record and minor title defects none of which individually or collectively could reasonably be expected to interfere with Issuer's business as presently conducted or planned to be conducted ("Permitted Liens"). The Issuer and each Subsidiary owns, or has a valid leasehold interest in, or has the right to use, all material tangible assets necessary for the conduct of their respective businesses as presently conducted and as presently proposed to be conducted.

         SECTION 3.12 REAL PROPERTY.

                  (a) Schedule 3.12(a) sets forth the address and description of each parcel of real property owned by the Issuer or any of its
         Subsidiaries (the "Owned Property"). The Issuer or its applicable
         Subsidiary has good and marketable fee simple title in and to each parcel of the Owned Property with a fair market value in excess of
         $250,000, subject to no liens, encroachments, encumbrances, claims, leases, rights of possession or other defects in title (collectively,
         "Encumbrance" ), except (i) as disclosed on the Latest Balance Sheet,
         (ii) Liens for Taxes not yet due and payable or as disclosed in the
         Issuer SEC Reports, (iii) covenants, conditions and restrictions of record and minor title defects none of which individually or collectively could reasonably be expected to interfere with Issuer's business as presently conducted or as planned to be conducted and (iv)
         for Permitted Liens or as described on Schedule 3.12(a).

                  (b) Schedule 3.12(b) sets forth a list of all leases,
         subleases and other occupancy agreements providing for annual payments in excess of $50,000, including all amendments, extensions and other modifications thereto (the "Leases") for real property (the "Leased
         Property"; and collectively with the Owned Property, the "Real
         Property") to which the Issuer or any of its Subsidiaries is a party.
         To the best of their respective

                                       10

         knowledge, the Issuer or its applicable Subsidiary has a good and valid leasehold interest in and to all of the Leased Property, subject to no
         Encumbrances except for Permitted Liens or as described on such
         Schedule. Each Lease is in full force and effect and is enforceable in accordance with its terms in all material respects. To the knowledge of the Issuer, there exists no default or condition which with the giving of notice, the passage of time or both could become a default under any
         Lease. Except as described on the Schedule 3.12(b), no consent, waiver, approval or authorization is required from the landlord under any Lease as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

                  (c) The Real Property constitutes all of the real property owned, leased, occupied or otherwise utilized in connection with the business of the Issuer and its Subsidiaries which is material to the conduct of the business of the Issuer and its Subsidiaries. To the knowledge of the Issuer, other than the Issuer, its Subsidiaries and the landlords under the Leases, there are no parties in possession or parties having any current or future right to occupy any of the Real
         Property which are material to the conduct of the business of the
         Issuer and its Subsidiaries. The Real Property and all plants, buildings and improvements located thereon conform in all material respects to all applicable building, zoning and other laws, ordinances, rules and regulations. All permits, licenses and other approvals necessary to the current occupancy and use of the Real Property which are material to the conduct of the business of the Issuer and its
         Subsidiaries have been obtained, are in full force and effect and have not been violated in any material respect. To the knowledge of the
         Issuer or any of its Subsidiaries, there exists no violation of any covenant, condition, restriction, easement, agreement or order affecting any portion of the Real Property which is material to the conduct of the business of the Issuer and its Subsidiaries. There is no pending or, to the knowledge of the Issuer, any threatened condemnation proceeding affecting any portion of the Real Property which is material to the conduct of the business of the Issuer and its Subsidiaries.
         There are no outstanding options, rights of first offer or rights of first refusal to purchase the Owned Property or any portion thereof or interest therein.

         SECTION 3.13 TAX MATTERS.

                  (a) Except as set forth on Schedule 3.13: the Issuer, each
         Subsidiary and each Affiliated Group have filed all Tax Returns which they are required to have filed under Applicable Law, except where the failure to do so would not have a Material Adverse Effect; all such Tax
         Returns are complete and correct in all material respects and have been prepared in compliance with Applicable Law; the Issuer, each Subsidiary and each Affiliated Group in all material respects have paid all Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) in all material respects and have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; neither the Issuer, any
         Subsidiary nor any Affiliated Group have outstanding any waiver of any statute of limitations with respect to any material Taxes or agreement to extend the time with respect to any material Tax assessment or deficiency; to the extent required by GAAP, the accrual for Taxes on the Latest Balance Sheet would be adequate to pay all Tax liabilities of the Issuer and its Subsidiaries if their current tax year were treated as ending on the date of the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing

                                       11

         differences between book and Tax income); since the date of the Latest
         Balance Sheet, neither the Issuer nor any of its Subsidiaries have incurred any material liability for Taxes other than in the ordinary course of business; the federal income Tax Returns of the Issuer and its Subsidiaries have been audited and closed for all tax years through
         1998; to the knowledge of the Issuer or its Subsidiaries, no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Issuer, any Subsidiary or any Affiliated Group; except with respect to such audits or proceedings, to the knowledge of the Issuer or its
         Subsidiaries, no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by the Issuer from any foreign, federal, state or local taxing authority; and there are no material unresolved questions or claims raised by any such taxing authority concerning the Issuer's, any
         Subsidiary's or any Affiliated Group Tax liability.

                  (b) Except as set forth on Schedule 3.13, neither the Issuer nor any of its Subsidiaries has made an election under ss.341(f) of the
         Internal Revenue Code of 1986, as amended. Neither the Issuer nor any
         Subsidiary is liable for the Taxes of another Person that is not a
         Subsidiary in a material amount under (a) Treas. Reg. ss. 1.1502-6 (or comparable provisions of state, local or foreign law), (b) as a transferee or successor, (c) by contract or indemnity or (d) otherwise by operation of Applicable Law. Neither the Issuer nor any Subsidiary
         is a party to any tax sharing agreement except as a member of an
         Affiliated Group. Neither the Issuer nor any Subsidiary has made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under IRC ss.280G.

                  (c) "Tax" or "Taxes" means federal, state, county, local,
         foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not. "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.
         "Affiliated Group" means any affiliated group as defined in IRC ss.1504 that has filed a consolidated return for federal income tax purposes
         (or any similar group under state, local or foreign law) for a period and that includes any of the Issuer or any of its Subsidiaries as a member.

         SECTION 3.14 CONTRACTS AND COMMITMENTS.

                  (a) Except as expressly contemplated by this Agreement or as disclosed in the Issuer SEC Reports filed prior to the date of this
         Agreement or on Schedule 3.14 under either the heading Contracts or the heading Employee Benefits or Schedule 3.12, neither the Issuer nor any
         Subsidiary is a party to or bound by any written or oral:

                           (i) pension, profit sharing, stock option, employee
                  stock purchase or other plan or arrangement providing for
                  deferred or other compensation to employees or any other
                  employee benefit plan or arrangement, or any collective
                  bargaining agreement or any other contract with any labor
                  union, or severance agreements, programs, policies or
                  arrangements;

                                       12

                           (ii) contract for the employment of any officer,
                  individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $100,000 or contract relating to loans to officers, directors or Affiliates;

                           (iii) contract under which the Issuer or Subsidiary
                  has advanced or loaned any other Person amounts in the
                  aggregate exceeding $250,000;

                           (iv) agreement or indenture relating to borrowed
                  money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Issuer and/or its Subsidiaries;

                           (v) guarantee of any obligation in excess of $100,000
                  (other than by the Issuer of a wholly-owned Subsidiary's debts or a guarantee by a Subsidiary of the Issuer's debts or of another wholly-owned Subsidiary's debts) other than in
                  connection with the Credit Agreement;

                           (vi) lease or agreement under which the Issuer or any
                  Subsidiary is lessee of or holds or operates any personal
                  property owned by any other party, except for any lease of personal property under which the aggregate annual rental
                  payments do not exceed $50,000;

                           (vii) lease or agreement under which the Issuer or
                  any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Issuer or any Subsidiary, respectively;

                           (viii) contract or group of related contracts with
                  the same party or group of affiliated parties the performance of which involves consideration in excess of $250,000;

                           (ix) assignment, license, indemnification or
                  agreement with respect to any material intangible property
                  (including, without limitation, any Intellectual Property
                  Rights);

                           (x) express warranty agreement with respect to its
                  services rendered or its products sold or leased;

                           (xi) agreement under which it has granted any Person
                  any registration rights (including, without limitation, demand and piggyback registration rights);

                           (xii) sales, distribution or franchise agreement the
                  performance of which involves consideration in excess of
                  $250,000;

                           (xiii) agreement, the performance of which involves
                  consideration in excess of $250,000, with a term of more than six months which is not terminable by the Issuer or any
                  Subsidiary upon less than 30 days notice without penalty;

                           (xiv) contract or agreement prohibiting it from
                  freely engaging in any business or competing anywhere in the world;

                                       13

                           (xv) any joint venture agreement or other agreement
                  pursuant to which the Issuer or any Subsidiary has made, or any agreement governing the Issuer's or any Subsidiary's
                  investment in any other person; or

                           (xvi) any other agreement which is material to its
                  operations and business prospects or involves a consideration in excess of $250,000 annually.

                  (b) All of the contracts, agreements and instruments set forth or required to be set forth on Schedule 3.14 are valid, binding and enforceable in accordance with their respective terms. Except as set forth on Schedule 3.12, Schedule 3.14, Schedule 3.16, or Schedule 3.08,
         the Issuer and each Subsidiary has performed all material obligations required to be performed by it under the contracts, agreements and instruments listed on Schedule 3.14 or required to be set forth and are not in default under or in breach of nor in receipt of any claim of default or breach under any material contract, agreement or instrument to which the Issuer or any Subsidiary is subject and no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the
         Issuer or any Subsidiary under any material contract, agreement or instrument to which the Issuer or any Subsidiary is subject; the Issuer has no present intention of not fully performing all such obligations;
         the Issuer has no knowledge of any breach or anticipated breach by the other parties to any material contract, agreement, instrument or commitment to which it is a party; and neither the Issuer nor any
         Subsidiary is a party to any contract or commitment or group of contracts or commitments the performance of which could have a Material
         Adverse Effect.

                  (c) Upon request, the Issuer will make available to the
         Purchasers a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are listed on, referred to or required to be listed on or referred to on Schedule
         3.14, together with all amendments, waivers or other changes thereto.

         SECTION 3.15 INTELLECTUAL PROPERTY RIGHTS.

                  (a) Schedule 3.15 contains a complete and accurate list of all
         (a) patented or registered Intellectual Property Rights owned or used by the Issuer or any Subsidiary and material to the business of the
         Issuer and its Subsidiaries, (b) pending patent applications and applications for registration of other Intellectual Property Rights filed by the Issuer or any Subsidiary material to the business of the
         Issuer and its Subsidiaries, (c) material unregistered trade names and corporate names owned or used by the Issuer or any Subsidiary and (d)
         material unregistered trademarks, service marks, copyrights, mask works and computer software (other than commercially available computer software) owned or used by the Issuer or any Subsidiary and material to the business of the Issuer and its Subsidiaries. Schedule 3.15 also contains a complete and accurate list of all material licenses and other material rights granted by the Issuer or any Subsidiary to any third party with respect to any Intellectual Property Rights and all material licenses and other material rights granted by any third party to the Issuer or any Subsidiary with respect to any Intellectual
         Property Rights, in each case identifying the subject Intellectual
         Property Rights. The Issuer or one of its Subsidiaries is the
         beneficial and record owner of all right, title and interest to, or has the right to use pursuant to a valid and enforceable license, all
         Intellectual Property Rights necessary for the operation of the businesses of the Issuer and its Subsidiaries as presently conducted and as presently

                                       14

         proposed to be conducted, free and clear of all Liens, except where the failure to have such right would not have a Material Adverse Effect.
         The loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Issuer or any Subsidiary would not reasonably be expected to have a Material
         Adverse Effect and no such loss or expiration is, to the best of the
         Issuer's knowledge, threatened, pending or reasonably foreseeable. The
         Issuer and its Subsidiaries have taken all necessary actions to maintain and protect the Intellectual Property Rights which they own, except where the failure to have taken such actions would not have a
         Material Adverse Effect. To the best of the Issuer's knowledge, the owners of any Intellectual Property Rights licensed to the Issuer or any Subsidiary have taken all necessary actions to maintain and protect the Intellectual Property Rights which are subject to such licenses.

                  (b) Except as set forth on Schedule 3.15 or Schedule 3.16, (i)
         to the best of the Issuer's knowledge, there have been no claims made against the Issuer or any Subsidiary within the past five (5) years asserting the invalidity, misuse or unenforceability of any of the
         Issuer's or its subsidiaries' Intellectual Property Rights or alleging infringement, misappropriation or other conflict of any third Person's
         Intellectual Property Rights by the Issuer or any of its Subsidiaries
         (including, without limitation, any demand or request that the Issuer or any Subsidiary license any rights from a third party), and, to the best of the Issuer's knowledge, there are no grounds for the same, (ii)
         neither the Issuer nor any Subsidiary has received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by any third party with respect to the
         Issuer's or its Subsidiaries' Intellectual Property Rights (including, without limitation, any demand or request that the Issuer or any
         Subsidiary license any rights from a third party) and (iii) to the best of the Issuer's knowledge, the conduct of the Issuer's and each
         Subsidiary's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any
         Intellectual Property Rights of other Persons, nor would any future conduct as presently contemplated infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons. All
         Intellectual Property Rights owned or used by the Issuer or any
         Subsidiary immediately prior to each Closing will be owned or available for use by the Issuer or any such Subsidiary on identical terms and conditions immediately subsequent to such Closing.

         SECTION 3.16 LITIGATION, ETC. Except as disclosed in the Issuer SEC
Reports filed prior to the date of this Agreement or on Schedule 3.16, there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Issuer's knowledge, threatened against or, to the Issuer's knowledge, affecting the Issuer or any Subsidiary that individually or in the aggregate have a Material Adverse Effect (or to the best of the Issuer's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Issuer and its Subsidiaries with respect to their respective businesses or proposed business activities), or pending or threatened by the Issuer or any Subsidiary against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this
Agreement); nor has there been any such actions, suits, proceedings, orders, investigations or claims pending against or affecting the Issuer or any
Subsidiary during the past three years that individually or in the aggregate have a Material Adverse Effect; and, to the best of the Issuer's knowledge, there is no reasonable basis

                                       15

for any of the foregoing. Neither the Issuer nor any Subsidiary is subject to any judgment, order or decree of any court or Governmental Authority which could have a Material Adverse Effect.

         SECTION 3.17 BROKERAGE. Except as set forth on Schedule 3.17, for which
Issuer shall be solely responsible, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Issuer or any Subsidiary. The Issuer shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses)
arising in connection with any such claim.

         SECTION 3.18 GOVERNMENTAL CONSENT, ETC. No permit, license, consent, approval or authorization of, or declaration to or filing with, any governmental authority or any other Person is required in connection with the execution, delivery and performance by the Issuer of this Agreement or the other agreements contemplated hereby, or the consummation by the Issuer of any other transactions contemplated hereby or thereby, except as set forth on Schedule 3.18.

         SECTION 3.19 INSURANCE. Neither the Issuer nor any Subsidiary is in
default with respect to its obligations under any insurance policy maintained by it, and since January 1, 1996 neither the Issuer nor any Subsidiary has been denied insurance coverage. The insurance coverage of the Issuer and its
Subsidiaries is consistent with the best insurance practices for corporations of similar size engaged in similar lines of business, is adequate and sufficient to cover all material liabilities encountered in the ordinary course of business of the Issuer and all material liabilities reasonably foreseen or projected by the
Issuer, and includes, without limitation, insurance in respect of pollution and environmental liability, and personal injury liability. All of the insurers through which the Issuer has sought insurance coverage in the past 10 years have been and remain solvent. Except as set forth on Schedule 3.19, and excluding deductibles under the Issuer's current insurance policies, neither the Issuer nor its Subsidiaries have any self-insurance or co-insurance programs.

         SECTION 3.20 EMPLOYEES. The Issuer is not aware that any executive or key employee of the Issuer or any Subsidiary or any group of employees of the
Issuer or any Subsidiary has any plans to terminate employment with the Issuer or any Subsidiary. The Issuer and each Subsidiary have complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and the Issuer is not aware that it or any Subsidiary has any material labor relations problems or concerns (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). Except as disclosed on Schedule 3.14, neither the Issuer, its Subsidiaries nor, to the best of the Issuer's knowledge, any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Issuer and its
Subsidiaries, except for agreements between the Issuer and its present and former employees.

         SECTION 3.21 ERISA.

                  (a) Schedule 3.21 sets forth an accurate and complete list of each "employee benefit plan" (as such term is defined in Section 3(3)
         of the Employee Retirement Income Security Act of 1974, as amended
         ("ERISA")) that is material to the Issuer and each other

                                       16

         employee benefit plan, program or arrangement that is material to the
         Issuer maintained, sponsored, or contributed to by the Issuer at any time in the last three years, or with respect to which the Issuer has any material actual or potential liability. Each such item listed on such attached schedule is referred to herein as a "Benefit Plan" and collectively as the "Benefit Plans".

                  (b) All material contributions to and payments from any
         Benefit Plan that may have been required to be made in accordance with the terms of the Benefit Plan, any applicable collective bargaining agreement, and Section 302 of ERISA or Section 412 of the Code have been timely made in all material respects. There has been no application for or waiver of the minimum funding standards imposed by
         Section 412 of the Code with respect to any Benefit Plan, and the
         Issuer is not aware of any facts or circumstances that would materially change the funded status of any such Benefit Plan at any time in the last three years. To the knowledge of the Issuer, no asset of the
         Issuer is or is reasonably likely to become subject to any lien under
         ERISA or the Code, and the Issuer has not incurred any material liability under Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due).

                  (c) Except as set forth on Schedule 3.21, each Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a determination from the IRS that such Benefit Plan is so qualified, and, to the best knowledge of the Issuer, nothing has occurred since the date of such determination that could adversely affect the qualified status of such Benefit Plan.

                  (d) Each of the Benefit Plans and all related trusts,
         insurance contracts and funds have been maintained, funded and administered in compliance in all material respects with their terms and the terms of any applicable collective bargaining agreements and in compliance in all material respects with the applicable provisions of
         ERISA, the Code, and any other applicable laws. To the knowledge of the
         Issuer, there are no pending or threatened actions, suits, investigations or claims with respect to any Benefit Plan (other than routine claims for benefits) that could reasonably be expected to have a Material Adverse Effect. With respect to each Benefit Plan, all required material payments, premiums, contributions, distributions, or reimbursements for all periods ending prior to or as of each Closing
         Date have been made or properly accrued in all material respects.

                  (e) To the knowledge of the Issuer, neither the Issuer nor any other "disqualified person" (within the meaning of Section 4975 of the
         Code) or any "party in interest" (within the meaning of Section 3(14)
         of ERISA) has engaged in any "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to any of the Benefit Plans which could subject any of the
         Benefit Plans, the Issuer, or any officer, director or employee of any of the foregoing to a penalty or tax under Section 502 of ERISA or
         Section 4975 of the Code that could reasonably be expected to have a
         Material Adverse Effect.

                  (f) Except as set forth otherwise on Schedule 3.14, each
         Benefit Plan which is subject to the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA or Section
         4980B of the Code ("COBRA") has been administered in compliance in all material respects with such requirements. No Benefit Plan provides medical or life

                                       17

         or other welfare benefits to any current or future retired or terminated employee (or any dependent thereof) of the Issuer other than as required pursuant to COBRA or applicable State law.

                  (g) To the knowledge of the Issuer, no Benefit Plan subject to
         Title IV of ERISA which is a "multiemployer plan" (as such term is defined in Section 3(37) of ERISA) (a "Multiemployer Plan") has been terminated; to the knowledge of the Issuer, no proceeding has been initiated to terminate any such Multiemployer Plan and there has been no "reportable event" within the meaning of Section 4043(c) of ERISA)
         with respect to any such Multiemployer Plan; to the knowledge of the
         Issuer, no Multiemployer Plan is in reorganization as described in
         Section 4241 of ERISA and, to the knowledge of the Issuer, no
         Multiemployer Plan is insolvent as described in Section 4245 of ERISA.
         To the knowledge of the Issuer, the Issuer has not incurred any liability on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of Sections 4205 and 4203, respectively, of ERISA) from any Multiemployer Plan, no such liability has been asserted, and, to the knowledge of the Issuer, there are no events or circumstances which could result in any such partial or complete withdrawal. The Issuer is not bound by any contract or agreement nor does it have any obligation or liability described in
         Section 4204 of ERISA.

                  (h) With respect to each Benefit Plan, upon request, the
         Issuer will provide the Purchaser with true, complete and correct copies of (to the extent applicable): (i) all documents pursuant to which the Benefit Plan is maintained, funded and administered
         (including the plan and trust documents, any amendments thereto, the summary plan descriptions, and any insurance contracts or service provider agreements); (ii) the three most recent annual reports (Form
         5500 series) filed with the IRS (with applicable attachments); (iii)
         the most recent actuarial valuation report; and (iv) the most recent determination letter received from the IRS.

                  (i) The Issuer has no liability with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) solely by reason of being treated as a single employer under Section 414 of the Code with any trade, business or entity other than the Issuer.

         SECTION 3.22 COMPLIANCE WITH LAWS. Each of the Issuer and each
Subsidiary has operated its business and conducted its activities in compliance in all material respects with all laws, regulations and governmental requirements, which the failure to be in compliance with would reasonably be expected to have a Material Adverse Effect and neither the Issuer nor any
Subsidiary has violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material
Adverse Effect, and neither the Issuer nor any Subsidiary has received notice of any such violation.

         SECTION 3.23 ENVIRONMENTAL AND SAFETY MATTERS.

                  (a) For purposes of this Agreement, the term "Environmental and Safety Requirements" shall mean all federal, state and local statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution,

                                       18

         labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation);
         "Release" shall have the meaning set forth in CERCLA (as defined below); and "Environmental Lien" shall mean any Lien, whether recorded or unrecorded, in favor of any governmental entity, relating to any liability of the Issuer or any Subsidiary arising under any
         Environmental and Safety Requirements.

                  (b) Except as set forth on Schedule 3.23:

                           (i) The Issuer and its Subsidiaries have complied in
                  all material respects with and are currently in compliance in all material respects with all Environmental and Safety
                  Requirements, which the failure to be in compliance with would have a Material Adverse Effect, and since January 1, 1997, neither the Issuer nor its Subsidiaries have received any oral or written notice, report or information regarding any
                  liabilities (whether accrued, absolute, unliquidated or
                  otherwise) or any corrective, investigatory or remedial
                  obligations arising under Environmental and Safety
                  Requirements, which liabilities or obligations would have a
                  Material Adverse Effect and which relate to the Issuer or its
                  Subsidiaries or any of their properties or facilities.

                           (ii) Without limiting the generality of the
                  foregoing, the Issuer and its Subsidiaries have obtained and complied in all material respects with and are currently in compliance in all material respects with, all Environmental
                  Permits. A list of all such permits, licenses and other
                  authorizations which are material to the Issuer and its
                  Subsidiaries is set forth on Schedule 3.23 ("Environmental
                  Permits").

                           (iii) None of the following exists at any property or
                  facility owned, occupied or operated by the Issuer or any of its Subsidiaries:

                                    (1) underground storage tanks or surface
                           impoundments;

                                    (2) asbestos-containing materials in any
                           form or condition; or

                                    (3) materials or equipment containing
                           polychlorinated biphenyls; the existence of which
                           could reasonably be expected to have a Material
                           Adverse Effect.

                           (iv) To the knowledge of the Issuer, neither the
                  Issuer nor any of its Subsidiaries has treated, stored,
                  disposed of, arranged for or permitted the disposal of,
                  transported, handled or Released any hazardous substance or owned, occupied or operated any facility or property, so as to give rise to liabilities of the Issuer or its Subsidiaries for response costs, natural resource damages or attorneys fees pursuant to the Comprehensive Environmental Response,
                  Compensation and Liability Act of 1980 ("CERCLA"), as amended, or any other Environmental and Safety Requirements.

                                       19

                           (v) Without limiting the generality of the foregoing,
                  to the knowledge of the Issuer, no facts, events or conditions relating to the past or present properties, facilities or
                  operations of the Issuer or its Subsidiaries shall prevent, hinder or limit continued compliance with Environmental and
                  Safety Requirements, give rise to any corrective,
                  investigatory or remedial obligations pursuant to
                  Environmental and Safety Requirements or give rise to any
                  other liabilities pursuant to Environmental and Safety
                  Requirements (including, without limitation, those liabilities relating to onsite or offsite Releases or threatened Releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources) damage that could
                  reasonably be expected to have a Material Adverse Effect.

                           (vi) Neither the Issuer nor any of its Subsidiaries
                  has, either expressly or by operation of law, assumed or
                  undertaken any material liability or corrective, investigatory or remedial obligation of any other Person relating to any
                  Environmental and Safety Requirements that could reasonably be expected to have a Material Adverse Effect.

                           (vii) No Environmental Lien has attached to any
                  property owned, leased or operated by the Issuer or any of its
                  Subsidiaries that could reasonably be expected to have a
                  Material Adverse Effect.

         SECTION 3.24 AFFILIATED TRANSACTIONS. Except as set forth on Schedule
3.24 or in the Issuer's SEC Reports, no officer, director, significant stockholder or Affiliate of the Issuer or any Subsidiary, to the knowledge of the Issuer, or any member of such individual's immediate family or any entity in which any such Person or individual owns any beneficial interest (other than less than 5% of the outstanding securities of a publicly traded company), is a party to any agreement, contract, commitment or transaction with the Issuer or any Subsidiary or has any material interest in any material property used by the
Issuer or any Subsidiary.

         SECTION 3.25 DISCLOSURE. Neither this Agreement nor any of the exhibits, schedules, attachments, written statements, documents, certificates or other items prepared or supplied to any Purchaser by or on behalf of the Issuer with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading; provided that with respect to the financial projections furnished to the Purchasers by the Issuer, the
Issuer represents and warrants only that such projections were based upon assumptions reasonably believed by the Issuer to be reasonable and fair as of the date the projections were prepared in the context of the Issuer's history and current and reasonably foreseeable business conditions. There is no fact which the Issuer has not disclosed to the Purchasers in writing and of which any of its officers, directors or executive employees is aware (other than general economic conditions) and which has had or would reasonably be expected to have a
Material Adverse Effect.

         SECTION 3.26 CUSTOMERS AND SUPPLIERS.

                  (a) Schedule 3.26 lists the ten (10) largest customers and suppliers of the Issuer (on a consolidated basis) for each of the two most recent fiscal years and sets forth opposite the name of each such customer or supplier the amount of revenues to such customer in the case of any such customer or the amount of expenditures to such supplier in the case of any such supplier. Schedule 3.26 also lists any additional current customers

                                       20

         and suppliers which the Issuer anticipates shall be among the ten (10)
         largest customers or suppliers for the current fiscal year.

                  (b) Since the date of the Latest Balance Sheet, no Supplier set forth on Schedule 3.26 has stopped or materially decreased the rate of or indicated that it shall stop, or materially decrease the rate of, supplying materials, products or services to the Issuer or any
         Subsidiary, and no customer listed on Schedule 3.26 has stopped or materially decreased or, to the Issuer's knowledge, indicated that it shall stop, or materially decrease the rate of, buying materials, products or services from the Issuer or any Subsidiary.

         SECTION 3.27 REPORTS WITH THE SECURITIES AND EXCHANGE COMMISSION. Since
January 1, 1997, the Issuer has filed with the Commission all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under the Securities Act and the Exchange
Act, all of which complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Upon request, the Issuer will furnish the Purchasers with complete and accurate copies of its annual report on Form 10-K for its three most recent fiscal years, all other reports or documents required to be filed by the Issuer pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the most recent annual report on Form 10-K and its most recent annual report to its stockholders (collectively, the "Issuer SEC Reports"). Such reports and filings did not as of the date of filing contain any material false statements or any misstatement of any material fact and do not omit to state any fact necessary to make the statements set forth therein not misleading. The Issuer has made all filings with the Commission which it is required to make, and the Issuer has not received any request from the Commission to file any amendment or supplement to any of the reports described in this paragraph.

         SECTION 3.28 REGULATORY MATTERS.

                  (a) Except as disclosed on Schedule 3.16, the Issuer and its
         Subsidiaries have all requisite power and authority and hold or have applied for all Licenses required under any Applicable Law to own and operate their properties and to carry on the business of the Issuer and its Subsidiaries as such business is conducted on the date hereof and as proposed to be conducted. Each material License issued to the Issuer or its Subsidiaries is validly issued and is in full force and effect.
         The Issuer does not know of any reason why any Governmental Authority might revoke any License. The Issuer does not know of any party who has a current filing pending in specific opposition to or expressed an interest in opposing the grant of the material Licenses held or applied for by the Issuer or its Subsidiaries, or of any reason why any
         Governmental Authority might not grant any of the material Licenses or that have been applied for.

                  (b) Except as disclosed on Schedule 3.16, none of the Issuer or its Subsidiaries is a party to nor, to the best knowledge of the
         Issuer and each Subsidiary, is there threatened any investigation, notice of apparent liability, violation, show cause order, forfeiture or other notice, order or complaint issued by or before any
         Governmental Authority, or of any other proceeding (other than proceedings of general applicability) that could in any manner threaten or adversely affect the validity, future grant or continued
         effectiveness of the material Licenses of the Issuer and its
         Subsidiaries. None of the Issuer and its Subsidiaries has any reason to believe that each of the material Licenses will not be renewed in the ordinary course.

                                       21

         SECTION 3.29 SHAREHOLDER VOTE REQUIRED. To the extent the number of shares of Common Stock of the Company into which the Series D Shares are convertible would exceed twenty percent (20%) of the Issuer's outstanding common stock, approval of the holders of the Issuer's capital stock is required by the rules of the NASDAQ SmallCap Market. If required to comply with Nasdaq shareholder approval requirements, the Company will take all steps as soon as practicable following the date of this Agreement, the Issuer will take all steps to call and hold a special meeting of its stockholders for the purpose of approving the issuance of common stock that would exceed such 20% requirement.

         SECTION 3.30 KNOWLEDGE. As used in this Section 3, the terms
"knowledge" or "aware" shall mean and include the actual knowledge or awareness, following due inquiry, of the executive officers of the Issuer.

                                   ARTICLE IV
          AGREEMENTS, REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser hereby severally represents and warrants to the Issuer as of the date hereof and as of each Closing Date that:

                  (a) Such Purchaser understands that the offering and sale of the Securities is intended to be exempt from registration under the
         Securities Act pursuant to Section 4(2) of the Securities Act and any applicable state securities or blue sky laws.

                  (b) The Securities to be acquired by such Purchaser pursuant to this Agreement are being acquired for its own account and without a view to the resale or distribution of such Securities or any interest therein other than in a transaction exempt from registration under the
         Securities Act.

                  (c) Such Purchaser is an "Accredited Investor" as such term is defined in Regulation D under the Securities Act.

                  (d) Such Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and such Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Securities. Such Purchaser understands that Purchaser's investment in the Securities involves a high degree of risk.

                  (e) Such Purchaser has been furnished with and carefully read a copy of the Issuer SEC Reports and this Agreement (including the
         Schedules hereto) and has been given the opportunity to ask questions of, and receive answers from, the Issuer concerning the terms and conditions of the Securities and other related matters. To such
         Purchaser's knowledge, the Issuer has made available to such Purchaser or its agents all documents and information relating to an investment in the Securities requested by or on behalf of such Purchaser.

                  (f) Such Purchaser understands that the Securities shall bear a restrictive legend in a form agreed between the parties.

                                       22

                  (g) Each Purchaser who holds Series B Shares or Series C
         Shares, consents to the issuance of the Series D Shares with rights pari passu to the Series B Shares and the Series C Shares.

                                   ARTICLE V
                             COVENANTS OF THE ISSUER

         The Issuer agrees that:

         SECTION 5.1 ACCESS TO INFORMATION.

                  (a) From the date hereof until the First Closing Date, the
         Issuer will (i) furnish to each Purchaser and its authorized representatives such financial and operating data and other information relating to the Issuer and its Subsidiaries as such Persons may reasonably request and (ii) instruct its officers, employees, counsel, independent accountants and financial advisors to cooperate with such
         Purchaser and its authorized representatives in its investigation of the Issuer and its Subsidiaries. Any investigation pursuant to this
         Section shall be conducted in a manner that does not interfere unreasonably with the conduct of the business of the Issuer and its
         Subsidiaries.

                  (b) After the First Closing Date, for so long as the
         Purchasers, in the aggregate, own 20% of the Series D Shares issued to the Purchasers at the Closings, the Purchasers shall be entitled to (i)
         receive, within 90 days of the issuer's financial year end, audited annual financial statements, and receive within 45 and 30 days of the relevant respective periods, unaudited quarterly and monthly financial statements, (ii) receive all information made available to shareholders of the Issuer or members of the Board of Directors, in each case, at the same time as such materials are distributed to the shareholders or directors, as the case may be, (iii) designate up to two persons who shall be entitled to observation rights at all meetings of the Issuer's
         Board of Directors, (iii) meet on a quarterly basis with members of senior management, (v) receive copies of management reports, and (vi)
         have reasonable access to the Issuer's outside auditors.

                  (c) Each Purchaser agrees that any nonpublic information
         furnished to such Purchaser pursuant to this Section 5.01 shall be deemed confidential information and shall not be used by it as the basis for any market transactions in the securities of the Issuer unless and until such information is made generally available to the public.

         SECTION 5.2 CERTIFICATE OF DESIGNATION. Prior to the First Closing,
subject to the terms of this Agreement, the Issuer shall cause to be filed the
Certificate of Designation as required pursuant to the laws of the State of
Utah.

         SECTION 5.3 RESTRICTIONS PENDING THE CLOSINGS. After the date hereof and prior to the Closing Dates, except as expressly provided for in this
Agreement or as consented to in writing by the Purchasers, the Issuer shall not:

                           (i) amend its Articles of Incorporation or bylaws;

                           (ii) split, combine or reclassify any shares of its
                  capital stock without appropriately adjusting the conversion price and/or ratio and exercise price

                                       23

                  applicable to the Series D Shares and the Warrants,
                  respectively, prior to their issuance at the Closings;

                           (iii) declare or pay any dividend or distribution
                  (whether in cash, stock or property) in respect of its Common
                  Stock;

                           (iv) take any action, or knowingly omit to take any
                  action, that could reasonably be expected to result in (A) any of the representations and warranties of the Issuer set forth in Article 3 becoming untrue or (B) any of the conditions to the obligations of the Purchasers set forth in Section 8.01 or
                  8.02 not being satisfied; or

                           (v) enter into any agreement or commitment to do any
                  of the foregoing.

         SECTION 5.4 RESERVATION OF SHARES. For so long as any of the Securities are outstanding, the Issuer shall keep reserved for issuance a sufficient number of shares of Common Stock to satisfy its conversion obligations under the
Certificate of Designation and its issuance obligations under the Warrants.

         SECTION 5.5 TAX CONSISTENCY. The Issuer will not treat the Series D
Shares as "preferred stock" for Tax purposes, unless otherwise required pursuant to a final determination or a change in Applicable Law.

         SECTION 5.6 USE OF PROCEEDS. The Issuer shall use the proceeds received upon the sale of the Series D Shares at the Closings solely for the purposes set forth in Schedule 5.06 attached hereto.

                                   ARTICLE VI
                           COVENANTS OF THE PURCHASERS

         SECTION 6.1 CONFIDENTIALITY. Each Purchaser will hold, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors, financing sources, financial institutions, and agents (the "Representatives") to hold, in confidence, unless required to disclose by judicial or administrative process or by other requirements of law, regulation or national stock exchange, all confidential documents and information concerning the Issuer or any of its Affiliates that are furnished to such Purchaser, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by such
Purchaser or such Representatives, (ii) in the public domain through no fault of such Purchaser or its Representatives (with respect to information received in their capacity as such) or (iii) later acquired by such Purchaser or such
Representatives from sources other than the Issuer or any of its Affiliates not known by such Purchaser or such Representatives, as applicable, to be bound by any confidentiality obligation; provided that such Purchaser may disclose such information to any of its Representatives in connection with the transactions contemplated by this Agreement and the Certificate of Designation so long as such Persons are informed by such Purchaser of the confidential nature of such information and are directed by such Purchaser to treat such information confidentially. The obligation of each Purchaser to hold and to cause its
Representatives to hold any such information in confidence shall be satisfied if such Purchaser exercises the same care with respect to such information as such
Purchaser would take to preserve the confidentiality of its own similar information. If any

                                       24

Purchaser or any of its Representatives is requested to disclose any confidential information by judicial or administrative process or by other requirements of law or a national stock exchange, such Purchaser will promptly notify the Issuer of such request so that the Issuer may seek an appropriate protective order. Each Purchaser agrees that it will not, and will use its reasonable best efforts to cause its Representatives not to, use any confidential documents or information for any purpose other than monitoring and evaluating its investment in the Issuer and in connection with the transactions contemplated by this Agreement and the Certificate of Designation. If this
Agreement is terminated, each Purchaser will, and will use its reasonable best efforts to cause its Representatives to, destroy or deliver to the Issuer, upon request, all documents and other materials, and all copies thereof, obtained by such Purchaser or on its behalf from the Issuer, or any of the Representatives, in connection with this Agreement that are subject to such confidence.

                                  ARTICLE VII
                   COVENANTS OF THE ISSUER AND THE PURCHASERS

         SECTION 7.1 CERTAIN FILINGS. The Issuer and each Purchaser will, and will cause their Affiliates to, cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental
Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and the
Certificate of Designation, the conversion by such Purchaser of such Purchaser's
Series D Shares or the exercise by such Purchaser of such Purchaser's Warrants, and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers. The Issuer and each Purchaser shall (A) give the other parties prompt notice of the commencement of any action, suit, litigation, arbitration, preceding or investigation by or before any governmental body with respect to the transactions contemplated by this
Agreement and the Certificate of Designation, (B) keep the other parties informed on a current basis as to the status of any such action, suit, litigation, arbitration, preceding or investigation, and (C) promptly inform the other parties of any communication to or from the Department of Justice or any other governmental body regarding the transactions contemplated by this
Agreement and the Certificate of Designation.

         SECTION 7.2 PUBLIC ANNOUNCEMENTS. In connection with the execution of this Agreement, the Issuer shall issue a press release (a "Signing Release") and shall file with the Commission a Report on Form 8-K with respect to the transactions contemplated hereby (the "Signing 8-K" and together with the
Signing Release, the "Agreed Disclosure"). The Signing Release shall be in form and substance as agreed by the parties hereto. The Signing 8-K shall be provided to the Purchasers prior to filing and the Purchasers shall be given a reasonable opportunity to comment thereon. The Issuer shall accept all reasonable changes suggested by the Purchasers. If the Issuer does not accept any changes suggested in good faith by the Purchasers, the provisions of this Section 7.02 shall immediately terminate and be of no further force or effect as to the Purchasers.
If the Issuer accepts all such changes, the Agreed Disclosure shall serve as the basis for any public disclosure by the parties of the transactions contemplated hereby and neither the Issuer nor any Purchaser shall make any statement or representation regarding the transactions contemplated hereby, publicly or in a manner which could reasonably be expected to result in its public dissemination, which is materially inconsistent with the Agreed Disclosure. Except as otherwise permitted pursuant to this Section 7.03, the Issuer shall not use or refer to

                                       25

the name of any Purchaser in any public statement or disclosure without the consent of such Purchaser.

                                  ARTICLE VIII
                      CONDITIONS PRECEDENT TO THE CLOSINGS

         SECTION 8.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The obligation of each party hereto to consummate the Closings is subject to the satisfaction, at or prior to each Closing Date, of the following conditions:

                  (a) All filings with, notifications to and consents from
         Governmental Authorities required for the consummation of such Closing shall have been made or obtained, as applicable; and

                  (b) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of such Closing.

         SECTION 8.2 FIRST CLOSING: CONDITIONS TO EACH PURCHASER'S OBLIGATIONS.
The obligation of each Purchaser to consummate the First Closing is further subject to the satisfaction, at or prior to the First Closing Date, of the following additional conditions:

                  (a) The representations and warranties of the Issuer contained herein that are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects on and as of the First
         Closing Date and the representations and warranties of the Issuer contained herein that are not so qualified shall be true and correct in all material respects on and as of the First Closing Date, in each case as if made on and as of such date; the Issuer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the First Closing Date; and such Purchaser shall have received a certificate dated the First Closing Date signed by an authorized officer of the Issuer to the foregoing effect;

                  (b) The Certificate of Designation shall have been filed with the Division of Corporations and Commercial Code of the State of Utah
         in accordance with the law of the State of Utah;

                  (c) The Registration Rights Agreement shall have been executed and delivered by the parties thereto and be in full force and effect;

                  (d) Each Purchaser shall have received opinions, dated the
         First Closing Date, of counsel to the Issuer, addressing such matters as shall be reasonably requested by the Purchasers;

                  (e) No action, suit, investigation, litigation or proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the First
         Closing or which could have an adverse affect on the ability of the
         Issuer to perform its obligations under this Agreement shall have been instituted by any Governmental Authority before any court, arbitrator or governmental body, agency or official binding on any party hereto and be pending;

                                       26

                  (f) Each Purchaser shall have received all documents
         reasonably requested by it relating to the existence of Issuer, the corporate authority for Issuer entering into, and the validity of, this
         Agreement, the Certificate of Designation, and the Series D Shares, all
         in form and substance reasonably satisfactory to it; and

                  (g) The Issuer shall have received all consents and waivers by third parties that are required for the issuance of the Securities and the consummation of the transactions contemplated hereby on terms reasonably satisfactory to Purchaser (including (i) waivers of all shareholders' contractual or other preemptive and similar rights, and
         (ii) any consents required in order that the transactions contemplated hereby do not constitute a breach of, a default under, or a termination or modification of any material agreement to which the Issuer or any
         Subsidiary is a party or to which any portion of the property of the
         Issuer or any Subsidiary is subject).

         SECTION 8.3 SECOND CLOSING: CONDITIONS TO EACH PURCHASER'S OBLIGATIONS.
The obligation of each Purchaser to consummate the Second Closing is further subject to the satisfaction, at or prior to the Second Closing Date, of the following conditions:

                  (a) The representations and warranties of the Issuer contained herein that are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects on and as of the Second
         Closing Date and the representations and warranties of the Issuer contained herein that are not so qualified shall be true and correct in all material respects on and as of the Second Closing Date, in each case as if made on and as of such date; the Issuer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Second Closing Date; and such Purchaser shall have received a certificate dated the Second Closing Date signed by an authorized officer of the Issuer to the foregoing effect;

                  (b) No action, suit, investigation, litigation or proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Second
         Closing or which could have an adverse affect on the ability of the
         Issuer to perform its obligations under this Agreement shall have been instituted by any Governmental Authority before any court, arbitrator or governmental body, agency or official binding on any party hereto and be pending; and

                  (c) There shall not have occurred since the date of the First
         Closing any Material Adverse Change with respect to the Issuer.

         SECTION 8.4 CONDITIONS TO THE ISSUER'S OBLIGATIONS. The obligation of the Issuer to consummate each Closing is further subject to the satisfaction, at or prior to each Closing Date, of the following additional conditions:

                  (a) The representations and warranties of each Purchaser
         contained herein shall be true and correct in all respects on and as of each Closing Date. Each Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by such Purchaser at or prior to each Closing Date; and the Issuers shall have received a certificate dated as of each Closing Date signed by an authorized officer of such Purchaser to the foregoing effect; and

                                       27

                  (b) No proceeding challenging this Agreement or the
         transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay either Closing shall have been instituted by any
         Governmental Authority before any court, arbitrator or governmental body, agency or official binding on any party hereto and be pending;

                  (c) The Issuer shall have received all consents and waivers by third parties that are required for the issuance of the Securities and the consummation of the transactions contemplated hereby on terms reasonably satisfactory to Purchaser (including (i) waivers of all shareholders' contractual or other preemptive and similar rights, and
         (ii) any consents required in order that the transactions contemplated hereby do not constitute a breach of, a default under, or a termination or modification of any material agreement to which the Issuer or any
         Subsidiary is a party or to which any portion of the property of the
         Issuer or any Subsidiary is subject).

                                   ARTICLE IX
                                  MISCELLANEOUS

         SECTION 9.1 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing)
and shall be given to such party at its address or facsimile number set forth below, or such other address or facsimile number as such party may hereinafter specify for the purpose to the party giving such notice. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified pursuant to this Section 9.01 and the appropriate confirmation is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified below:

The Issuer:
     United Shipping & Technology, Inc.
     9850 51st Avenue North
     Plymouth, MN 55442
     Attention: Wesley C. Fredenburg, Esq.
     Fax: (952) _____________

with a copy to:
     Briggs and Morgan Professional Association
     2400 IDS Center
     Minneapolis, MN 55402
     Attention: Avron L. Gordon
     Fax: (612) 334-8455

                                       28

The Purchasers:
     TH Lee.Putnam Internet Partners, L.P.
     TH Lee.Putnam Internet Parallel Partners, L.P.
     THLi Coinvestment Partners, LLC
     Blue Star I, LLC.
     200 Madison Avenue
     Suite 1900
     New York, NY 10016
     Attention: Douglas H. Hsieh
     Fax: (212) 951-8655

with a copy to:
     Kirkland & Ellis
     153 East 53rd Street
     New York, NY 10022
     Attention: Eunu Chun
     Fax (212) 446-4900

[OTHER PURCHASERS]

         SECTION 9.2 NO WAIVERS; AMENDMENTS.

                  (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by all the parties hereto.

         SECTION 9.3 SURVIVAL. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period of 2 years following each Closing, regardless of any investigation made by any Purchaser or on its behalf;
provided, however, that the representations and warranties contained in Sections
3.01, 3.02, and 3.04 shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby indefinitely.

         SECTION 9.4 INDEMNIFICATION. Effective upon the First Closing, the
Issuer hereby indemnifies each Purchaser and its Affiliates against and agrees to hold such Purchaser and its Affiliates harmless from any and all actions, causes of action or suits brought by third parties ("Third Party Claims")
damages, losses, liabilities and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") arising from such
Third Party Claim incurred or suffered by such Purchaser or its Affiliates arising out of (a) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Issuer pursuant to this Agreement, or
(b) the breach by the Issuer of any listing or other rules of any exchange upon which the Issuer's securities are listed, or of any other laws or rules relating to the issue and purchase of the Series D Shares pursuant to this Agreement.

                                       29

         SECTION 9.5 PROCEDURES. The party seeking indemnification under Section
9.04 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") and to all other Purchasers of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The
Indemnifying Party may at its election participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 9.04 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

         SECTION 9.6 TERMINATION.

                  (a) This Agreement may be terminated at any time prior to each
         Closing:

                           (i) by mutual written agreement of the Issuer and
                  each Purchaser;

                           (ii) by the Issuer or the Purchasers if there shall
                  be any law or regulation that makes consummation of the
                  transactions contemplated hereby illegal or otherwise
                  prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable, final order, decree or judgment of any court or governmental body having competent jurisdiction.

                           (iii) by the Issuer if the Second Closing has not
                  occurred on or before the end of business on March 31, 2001, or by the Purchasers if the First Closing has not occurred on or before the end of business on February __, 2001. The party desiring to terminate this Agreement pursuant to clauses
                  9.07(a)(ii) or (iii) shall give notice of such termination to the other parties hereto.

                  (b) If this Agreement is terminated as permitted by Section
         9.07(a), such termination shall be without liability of either party
         (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement;
         provided that if such termination shall result from the willful (i)
         failure by any party to fulfill a condition to the performance of the obligations of the other parties, (ii) failure by any party to perform a covenant of this Agreement or (iii) breach by any party hereto of any representation, warranty, covenant or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other parties as a result of such failure or breach.
         The provisions of Sections 6.01, 9.01, 9.07, 9.09, 9.10, 9.11, 9.12,
         9.13, 9.14, 9.15 and 9.16 shall survive any termination hereof pursuant to Section 9.06(a).

                  (c) Expenses; Documentary Taxes. The Issuer shall reimburse each Purchaser at the Closing for all of their respective reasonable out-of-pocket expenses, including, without limitation, the fees and disbursements of their counsel incurred in connection with the negotiation, preparation, execution and delivery of this Agreement
         (including the exhibits hereto) and the consummation of the transactions contemplated by this Agreement. The Issuer shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this
         Agreement or the Certificate of Designation or the issuance of the
         Securities or any shares of Common Stock issued upon conversion or exercise of the Securities.

                                       30

         SECTION 9.7 SUCCESSORS AND ASSIGNS. No party may assign any of its rights and obligations hereunder without the prior written consent of the other parties hereto. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns.

         SECTION 9.8 GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE
OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES
OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT
WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE
OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES TO THE FULLEST EXTENT PERMITTED
BY LAW ANY RIGHT TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR
CAUSE OF ACTION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS
AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN
STATEMENT OR ACTION OF ANY PARTY HERETO, IN EACH CASE WHETHER NOW EXISTING OR
HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE
PARTIES TO THIS AGREEMENT EACH HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION
OR CAUSE OF A ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE
PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS
AGREEMENT WITH ANY COURT AS EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE
WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         SECTION 9.9 JURISDICTION. THE PARTIES HERETO AGREE THAT ANY SUIT,
ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER
ARISING OUT OF OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS
CONTEMPLATED HEREBY MAY ONLY BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR
THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN New
YORK CITY, AND EACH OF THE PARTIES HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION
OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH
SUIT, ACTION OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT
PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING
OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT
ANY SUCH SUIT, ACTION OR PROCEEDING WHICH IS BROUGHT IN ANY SUCH COURT HAS BEEN
BROUGHT IN AN INCONVENIENT FORUM. PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING
MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE
JURISDICTION OF ANY SUCH COURT. WITHOUT LIMITING THE FOREGOING, EACH PARTY
AGREES THAT SERVICE OF PROCESS ON SUCH PARTY AS PROVIDED IN SECTION 9.01 SHALL
BE DEEMED EFFECTIVE SERVICE OF PROCESS ON SUCH PARTY.

         SECTION 9.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                       31

         SECTION 9.11 ENTIRE AGREEMENT. This Agreement, the Registration Rights
Agreement, the Certificate of Designation, the Warrants and any other documents executed concurrently herewith constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

         SECTION 9.12 REMEDIES. Each holder of Securities and Common Stock issuable upon conversion or exercise thereof shall have all rights and remedies set forth in this Agreement, the Warrants, the Articles of Incorporation and the
Certificate of Designation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

         SECTION 9.13 SEVERABILITY. Whenever possible, each provision of this
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         SECTION 9.14 DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including"
in this Agreement shall be by way of example rather than by limitation.

         SECTION 9.15 NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this
Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Stock Purchase
Agreement as of the date first written above.

                                       32

UNITED SHIPPING & TECHNOLOGY,
INC.

By:                                            By:
                                               -------------------------------
-------------------------------                Name:
Name:  Jeffrey Parell                               --------------------------
Title: Chief Executive Officer                 Its:
                                                    --------------------------
TH LEE.PUTNAM INTERNET
PARTNERS, L.P.
By:  TH Lee.Putnam Internet Advisors L.P.      By:
Its: General Partner                           -------------------------------
                                               Name:
By:                                                 --------------------------
                                               Its:
-------------------------------                     --------------------------
Name: James Brown
Title: Managing Director
                                               By:
TH LEE.PUTNAM INTERNET                         -------------------------------
PARALLEL PARTNERS, L.P.                        Name:
By:  TH Lee.Putnam Internet Advisors L.P.           --------------------------
Its: General Partner                           Its:
                                                    --------------------------
By:

-------------------------------                By:
Name: James Brown                              -------------------------------
Title: Managing Director                       Name:
                                                    --------------------------
THLI COINVESTMENT PARTNERS,                    Its:
LLC                                                 --------------------------

By:
                                               By:
-------------------------------                -------------------------------
Name: James Brown                              Name:
Its:  Managing Member                               --------------------------
                                               Its:
BLUE STAR I, LLC                                    --------------------------

By:

-------------------------------
Name: Thomas H. Lee
Its:  Managing Member

                                       33

                              SCHEDULE A PURCHASERS

------------------ ---------------- -------------- ---------------- --------------
                   NUMBER OF        CONSIDERATION  NUMBER OF        CONSIDERATION
                   SERIES D SHARES  FOR SHARES TO  SERIES D SHARES  FOR SHARES TO
                   TO BE PURCHASED  BE PURCHASED   TO BE PURCHASED  BE PURCHASED
                   AT THE FIRST     AT THE FIRST   AT THE SECOND    AT THE SECOND
PURCHASER          CLOSING          CLOSING        CLOSING          CLOSING
------------------ ---------------- -------------- ---------------- --------------

TH Lee.Putnam
Internet Partners,
LP

------------------ ---------------- -------------- ---------------- --------------

TH Lee.Putnam
Internet Parallel
Partners, LP

------------------ ---------------- -------------- ---------------- --------------

TH Li Coinvestment
Partners LLC

------------------ ---------------- -------------- ---------------- --------------

Blue Star I, LLC

------------------ ---------------- -------------- ---------------- --------------

                                    EXHIBIT A

             CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS OF
         SERIES D CONVERTIBLE PREFERRED STOCK AND ARTICLES OF AMENDMENT
          TO THE RESTATED ARTICLES OF INCORPORATION OF UNITED SHIPPING
                               & TECHNOLOGY, INC.

             CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS OF
         SERIES D CONVERTIBLE PREFERRED STOCK AND ARTICLES OF AMENDMENT
         TO THE RESTATED ARTICLES OF INCORPORATION OF UNITED SHIPPING &
                                TECHNOLOGY, INC.

         Pursuant to the provisions of the Utah Revised Business Corporation
Act, the undersigned corporation adopts the following certificate of designation and articles of amendment to its Restated Articles of Incorporation, as amended to date:

FIRST:   The name of the corporation is United Shipping & Technology, Inc.

SECOND:  Pursuant to the authority vested in the Board of Directors by this corporation's Restated Articles of Incorporation, as amended to date, the Board of Directors of this corporation by unanimous written consent pursuant to Section 16-10a-602 of the Utah Revised Business Corporation
         Act did adopt on February __, 2001, without shareholder action, the following resolutions, authorizing the creation and designation of a series of preferred stock designated as Series D Convertible Preferred
         Stock as set forth on Exhibit A attached hereto, which resolutions amend this corporation's Restated Articles of Incorporation, as amended to date, as contemplated thereby and pursuant to Exhibit A attached hereto:

            RESOLVED that, in order to comply with and fulfill its obligations under the Transaction Documents, the Corporation will be required to amend its Restated Articles of Incorporation in order to designate a new class or series of its authorized preferred shares as set forth on
         Exhibit "A" to these Consent Resolutions (the "Charter Amendment"); and

            RESOLVED FURTHER, that the Board of Directors, acting under authority of its Restated Articles of Incorporation and Sections
         16-10a-1002(1)(e) and 16-10a-602(1) of the Act, hereby approves and adopts the Charter Amendment; and

            RESOLVED FURTHER, that, in the manner required by law and by the
         Corporation's Restated Articles of Incorporation, the appropriate officers of the Corporation be and they hereby are authorized and directed to cause to be prepared, and to execute, and to file with the
         Division of Corporations and Commercial Code of the State of Utah,
         appropriate amendment documents causing the amendment of the
         Corporation's Restated Articles of Incorporation in the manner contemplated by the Charter Amendment and these Consent Resolutions.

         In witness whereof, this Certificate of Designation of Series D
Convertible Preferred Stock is hereby executed on behalf of this corporation this ___ day of February, 2001.

                                       United Shipping & Technology, Inc.

                                       By Wesley C. Fredenburg,
                                       Its Secretary and General Counsel

                                    EXHIBIT A
         UNITED SHIPPING & TECHNOLOGY, INC. (THE "CORPORATION") SERIES D
                        CONVERTIBLE PREFERRED STOCK TERMS

         SECTION 1. DESIGNATION AND AMOUNT. Subject to the provisions of Section
5B hereof, the number of authorized shares of Series D Convertible Preferred
Stock, par value $0.004 per share (the "Series D Preferred Stock"), shall be
___________. The Series D Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank senior to the
Corporation's Common Stock, the Corporation's Series A Cumulative Convertible
Preferred Stock, par value $0.004 per share (the "Series A Preferred Stock"), and to each other class of capital stock of the Corporation now or hereafter established (collectively, the "Junior Securities") but shall, with respect to dividend rights, and rights on liquidation, dissolution and winding up, rank pari passu with the Corporation's Series B Convertible Preferred Stock, par
value $0.004 per share (the "Series B Preferred Stock") and the Corporation's
Series C Convertible Preferred Stock, Par Value $0.004 per share (the "Series C
Preferred Stock"). The definition of Junior Securities shall also include any rights or options exercisable for or convertible into any of the Junior
Securities.

         SECTION 2. DIVIDENDS. In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Series D
Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series D
Preferred Stock had all of the outstanding Series D Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

         SECTION 3. LIQUIDATION PREFERENCE. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary) (a "Liquidation
Event"), each holder of Series D Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities but pari passu with any payment made upon the Series B Preferred Stock and the Series C
Preferred Stock, an amount in cash equal to the aggregate Liquidation Value of all shares of Series D Preferred Stock (each, a "Share") held by such holder
(plus all accrued and unpaid dividends thereon). If upon any such Liquidation
Event, the Corporation's assets to be distributed among the holders of the
Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock
are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 3, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among the holders of Series B Preferred Stock, Series C
Preferred Stock and Series D Preferred Stock based upon the aggregate
Liquidation Value (plus any unpaid dividends thereon) attributable to each such holder. Not less than 60 days prior to the payment date stated therein, the
Corporation shall mail written notice of any such Liquidation Event to each record holder of Series D Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of
Common Stock in connection with such Liquidation Event. A Change of Control shall not be deemed a Liquidation Event for purposes of this Section 3.

         SECTION 4. REDEMPTIONS.

                  4A MANDATORY REDEMPTION. Subject to the provisions of this
         Section 4, on February __, 2007 (the "Redemption Date"), the
         Corporation will be required to redeem each outstanding Share at a price equal to the Liquidation Value per such Share.

                  4B REDEMPTION PAYMENTS. For each Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the
         Corporation's principal office of the certificate representing such
         Share) an amount in cash immediately available funds equal to the
         Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) (the "Redemption Price"). If the funds of the Corporation legally available for redemption of Shares on any Redemption Date are insufficient to pay the Redemption Price for the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate
         Liquidation Value of such Shares held by each such holder (plus all accrued and unpaid dividends thereon). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to pay the balance of the cash portion of the Redemption Price for the Shares which the Corporation has become obligated to redeem on any Redemption
         Date but which it has not redeemed.

                  4C NOTICE OF REDEMPTION. Each holder of Series D Preferred
         Stock shall give written notice of its election to exercise its redemption rights under Section 4A above to the Corporation not more than thirty (30) nor less than ten (10) days prior to the date on which such redemption is to be made. In case fewer than the total number of
         Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Shares.

                  4D DIVIDENDS AFTER REDEMPTION DATE. No Share shall be entitled to any dividends declared after the date on which the Redemption Price of such Share is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

                  4E REACQUIRED SHARES. Any Shares which are redeemed or
         otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

                  4F CHANGE OF CONTROL.

                           (i) Promptly after the occurrence of a Change of
                  Control (the date of such occurrence being the "Change of
                  Control Date"), the Corporation shall commence (or cause to be commenced) an offer to purchase all outstanding shares of
                  Series D Preferred Stock pursuant to the terms described in
                  Section 4F(iv) (the "Change of Control Offer") at a purchase price equal to the Liquidation Value for

                                       2

                  each Share (plus any unpaid dividends thereon) (the "Change of
                  Control Amount") on the Change of Control Payment Date, and
                  shall purchase (or cause the purchase of) any Shares of Series
                  D Preferred Stock tendered in the Change of Control Offer
                  pursuant to the terms hereof.

                           (ii) At the option of each holder of Series D
                  Preferred Stock, the Change of Control Amount payable to such holder shall be payable (A) in cash, (B) in a number of shares of Common Stock (or the securities of the entity into which the Common Stock became converted or was exchanged in
                  connection with the Change of Control) determined by dividing the portion of the Change of Control Amount that would
                  otherwise be paid in cash (and which the holder has elected to receive in shares) by the Conversion Price in effect as of the date on which the Change of Control occurred (which will
                  determine the number of shares of the Corporation that the holder would receive, which shall then be used to determine the number of shares of the successor entity, if applicable, that the holder is entitled to receive), or (C) in a
                  combination of cash and such shares.

                           (iii) If a holder elects to receive the Change of
                  Control Amount in cash, prior to the mailing of the notice referred to in Section 4F(iv), but in any event within 20 days following the date on which a Change of Control has occurred, the Corporation shall (A) promptly determine if the purchase of the Series D Preferred Stock for cash would violate or
                  constitute a default under any Indebtedness of the Corporation and (B) either shall repay to the extent necessary all such
                  Indebtedness of the Corporation that would prohibit the
                  repurchase of the Series D Preferred Stock pursuant to a
                  Change of Control Offer or obtain any requisite consents or approvals under instruments governing any Indebtedness of the
                  Corporation to permit the repurchase of the Series D Preferred
                  Stock for cash. The Corporation shall first comply with this
                  Section 4F(iii) before it shall repurchase for cash any Series
                  D Preferred Stock pursuant to this Section 4F.

                           (iv) At least within 20 days following the date on
                  which a Change in Control has occurred, the Corporation shall send, by first-class mail, postage prepaid, a notice (a
                  "Change of Control Notice") to each holder of Series D
                  Preferred Stock. If applicable, such Change of Control Notice shall contain all instructions and materials necessary to
                  enable such holders to tender Series D Preferred Stock
                  pursuant to the Change of Control Offer. Such Change of
                  Control Notice shall state:

                                    (A) that a Change of Control has occurred,
                           that a Change of Control Offer is being made pursuant
                           to this Section 4F and that all Series D Preferred
                           Stock validly tendered and not withdrawn will be
                           accepted for payment;

                                    (B) the purchase price (including the amount
                           of accrued dividends, if any) and the purchase date
                           (which must be no earlier than 30 days nor later than
                           60 days from the date such notice is mailed, other
                           than as may be required by law) (the "Change of
                           Control Payment Date");

                                       3

                                    (C) that holders electing to have any Share
                           purchased pursuant to a Change of Control Offer will
                           be required to surrender stock certificates
                           representing such Shares, properly endorsed for
                           transfer, at the address specified in the notice
                           prior to the close of business on the business day
                           prior to the Change of Control Payment Date;

                                    (D) that holders will be entitled to
                           withdraw their election if the Corporation receives,
                           not later than five business days prior to the Change
                           of Control Payment Date, a telegram, facsimile
                           transmission or letter setting forth the name of the
                           holder, the number of shares of Series D Preferred
                           Stock the holder delivered for purchase and a
                           statement that such holder is withdrawing its
                           election to have such Shares purchased;

                                    (E) that holders who tender only a portion
                           of the Shares represented by a certificate delivered
                           will, upon purchase of the Shares tendered, be issued
                           a new certificate representing the unpurchased
                           Shares; and

                                    (F) the circumstances and relevant facts
                           regarding such Change of Control (including
                           information with respect to pro forma historical
                           income, cash flow and capitalization after giving
                           effect to such Change of Control).

                           (v) The Corporation will comply with any tender offer
                  rules under the Exchange Act which may then be applicable in connection with any offer made by the Corporation to
                  repurchase the Shares as a result of a Change of Control. To the extent that the provisions of any securities laws or
                  regulations conflict with provisions hereof, the Corporation shall comply with the applicable securities laws and
                  regulations and shall not be deemed to have breached its
                  obligation hereunder by virtue thereof.

                           (vi) On the Change of Control Payment Date, the
                  Corporation shall (A) accept for payment the Shares validly tendered pursuant to the Change of Control Offer, (B) pay to the holders of Shares so accepted the purchase price therefor, at the option of each such holder, in cash or Common Stock (or the securities of the entity into which the Common Stock
                  became converted in connection with the Change of Control) as provided in Section 4F(ii) above and (C) cancel each
                  surrendered certificate and retire the shares represented
                  thereby. Unless the Corporation defaults in the payment for the Shares tendered pursuant to the Change of Control Offer, all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor on the Change of Control Payment Date.

                           (vii) To accept the Change of Control Offer, the
                  holder of a Share shall deliver, prior to the close of
                  business on the business day prior to the Change of Control
                  Payment Date, written notice to the Corporation (or an agent designated by the Corporation for such purpose) of such
                  holder's acceptance, together with

                                       4

                  certificates evidencing the Shares with respect to which the
                  Change of Control Offer is being accepted, duly endorsed for transfer.

         SECTION 5. VOTING RIGHTS AND COVENANTS.

                  5A VOTING RIGHTS. The holders of the Series D Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and except as provided in Section 5A(i)
         or as otherwise required by applicable law, the holders of the Series D
         Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common
         Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each Share of Series D Preferred
         Stock entitled to one vote for each share of Common Stock issuable upon conversion of the Series D Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote.

                           (i) Notwithstanding the provisions of Section 5A with
                  respect to voting rights of holders of Series D Preferred
                  Stock, if the Corporation determines that shareholder approval of the issuance of the Series D Preferred Stock or the
                  issuance of Common Stock or other securities convertible into, exchangeable for, or equivalent to, Common Stock is required in order to enable the Corporation to comply with continued
                  listing requirements for the Common Stock on the Nasdaq
                  SmallCap Market, such holders agree that with respect to the voting of the Series D Preferred Stock and the conversion
                  thereof:

                                    (A) the Series D Preferred Stock voting
                           rights of the holders shall be reduced on a pro-rata
                           basis among the holders to a number of votes which
                           will not exceed _________ (the "Reduced Voting
                           Amount"), until the Corporation's shareholders
                           approve the issuance of Series D Preferred Stock
                           which is convertible into more than 20% of the
                           Corporation's outstanding Common Stock, or such
                           approval is waived by Nasdaq or otherwise determined
                           not to be required; and

                                    (B) the Series D Preferred Stock held by
                           such holders may not be converted into Common Stock
                           except to the extent the number of shares of Common
                           Stock (which vote on a one vote per share basis) and
                           the number of shares of Series D Preferred Stock held
                           by such holders, do not exceed the Reduced Voting
                           Amount.

                  5B COVENANTS. In addition, so long as 20% of the Series D
         Preferred Stock originally issued pursuant to the Purchase Agreement remains outstanding, the affirmative vote of the holders of two-thirds of the then outstanding shares of Series D Preferred Stock, voting together as a single class, shall be necessary to:

                           (i) alter or change the preferences, rights or powers
                  of the Series D Preferred Stock;

                           (ii) increase or decrease the authorized number of
                  shares of Series D Preferred Stock;

                                       5

                           (iii) amend, alter, repeal or waive any provision of
                  the Corporation's Restated Articles of Incorporation
                  (including any articles of amendment and whether by amendment, merger or otherwise) or the Corporation's by-laws;

                           (iv) issue any additional Series D Preferred Stock or
                  create, authorize or issue any capital stock that ranks prior
                  (whether with respect to dividends or upon liquidation,
                  dissolution, winding up or otherwise) to the Series D
                  Preferred Stock;

                           (v) directly or indirectly declare or pay any
                  dividends or make any distributions upon, or repurchase or redeem, any of its capital stock or other equity securities
                  (or any securities directly or indirectly convertible into or exercisable or exchangeable for equity securities), other than
                  (A) with respect to the Series D Preferred Stock, Series B
                  Preferred Stock, Series C Preferred Stock and the Bridge Note,
                  (B) the repurchase of Options (or Common Stock issued upon exercise thereof) issued pursuant to the Stock Option Plans in accordance with their respective terms, (C) any mandatory
                  prepayment required pursuant to the terms of the Iver Note as in effect on February 1, 2001, and (D) the mandatory
                  repurchase of the Bayview Warrant (or Common Stock issued upon exercise thereof) pursuant to Section 9 thereof as in effect on February 1, 2001;

         SECTION 6. CONVERSION.

                  6A CONVERSION PROCEDURE.

                           (i) Subject to the terms of this Section 6, at any
                  time and from time to time, any holder of Series D Preferred
                  Stock may convert all or any portion of the Series D Preferred
                  Stock (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by
                  multiplying the number of Shares to be converted by $_____ and dividing the result by the Conversion Price then in effect.

                           (ii) Except as otherwise provided herein, each
                  conversion of Series D Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series D
                  Preferred Stock to be converted have been surrendered for
                  conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series D
                  Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of
                  Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

                                       6

                           (iii) The conversion rights of any Share subject to
                  redemption hereunder shall terminate on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof the Redemption Price for such Share.

                           (iv) Notwithstanding any other provision hereof, if a
                  conversion of Series D Preferred Stock is to be made in
                  connection with a transaction affecting the Corporation, the conversion of any Shares of Series D Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such
                  conversion shall not be deemed to be effective until such
                  transaction has been consummated.

                           (v) As soon as possible after a conversion has been
                  effected (but in any event within three (3) business days in the case of subparagraph (A) below), the Corporation shall deliver to the converting holder:

                                    (A) a certificate or certificates
                           representing the number of shares of Conversion Stock
                           issuable by reason of such conversion in such name or
                           names and such denomination or denominations as the
                           converting holder has specified;

                                    (B) payment of any amount payable under
                           subparagraph (ix) below with respect to such
                           conversion; and

                                    (C) a certificate representing any Shares
                           which were represented by the certificate or
                           certificates delivered to the Corporation in
                           connection with such conversion but which were not
                           converted.

                           (vi) The issuance of certificates for shares of
                  Conversion Stock upon conversion of Series D Preferred Stock shall be made without charge to the holders of such Series D
                  Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion
                  Stock. Upon conversion of each Share of Series D Preferred
                  Stock, the Corporation shall take all such actions as are
                  necessary in order to ensure that the Conversion Stock
                  issuable with respect to such conversion shall be validly
                  issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

                           (vii) The Corporation shall not close its books
                  against the transfer of Series D Preferred Stock or of
                  Conversion Stock issued or issuable upon conversion of Series
                  D Preferred Stock in any manner which interferes with the
                  timely conversion of Series D Preferred Stock. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of
                  Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

                                       7

                           (viii) The Corporation shall at all times reserve and
                  keep available out of its authorized but unissued shares of
                  Conversion Stock, solely for the purpose of issuance upon the conversion of the Series D Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series D Preferred Stock. All shares of Conversion
                  Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of
                  Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of
                  Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the
                  Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series D Preferred Stock.

                           (ix) If any fractional interest in a share of
                  Conversion Stock would, except for the provisions of this
                  subparagraph, be delivered upon any conversion of the Series D
                  Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the portion of the Market Price attributable to such fractional interest as of the date of conversion.

                           (x) If the shares of Conversion Stock issuable by
                  reason of conversion of Series D Preferred Stock are
                  convertible into or exchangeable for any other stock or
                  securities of the Corporation, the Corporation shall, at the converting holder's option, upon surrender of the Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such
                  conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into
                  which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or
                  denominations as such holder has specified.

                  6B CONVERSION PRICE.

                           (i) In order to prevent dilution of the conversion
                  rights granted under this Section 6, the Conversion Price
                  shall be subject to adjustment from time to time pursuant to this Section 6B.

                           (ii) If and whenever after the original date of first
                  issuance of the Series D Preferred Stock, the Corporation
                  issues or sells, or in accordance with Section 6C is deemed to have issued or sold, any shares of its Common Stock for a
                  consideration per share less than the Market Price of the
                  Common Stock determined as of the date of such issue or sale, then immediately upon such issue or sale, the Conversion Price shall be reduced to the Conversion Price determined by
                  multiplying the Conversion Price in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock
                  Deemed Outstanding immediately prior to such issue or sale multiplied by the Market Price of the Common Stock determined as of the

                                       8

                  date of such issuance or sale, plus (B) the consideration, if any, received by the Corporation upon such issue or sale, and the denominator of which shall be the product derived by
                  multiplying the Market Price of the Common Stock by the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

                           (iii) Notwithstanding the foregoing, there shall be
                  no adjustment to the Conversion Price hereunder with respect to the following (collectively referred to herein as the
                  "Permitted Issuances"):

                                    (A) the issuance or granting of Common
                           Stock, Options or Convertible Securities to
                           employees, officers, consultants and directors of the
                           Corporation and its Subsidiaries or the exercise
                           thereof pursuant to the Stock Option Plans;

                                    (B) the issuance or granting of Options for
                           up to 75,000 shares of Common Stock (as adjusted for
                           any stock splits, reverse stock splits, share
                           combinations, stock dividends or similar
                           reclassifications) to employees and consultants of
                           the Corporation outside of the Stock Option Plans;

                                    (C) the issuance of Common Stock upon (1)
                           exercise of the Warrant To Purchase Shares of Common
                           Stock of United Shipping & Technology, Inc. or (2)
                           the conversion of the 9% Convertible Subordinated
                           Promissory Note, in each case, dated as of April 25,
                           2000, issued by the Corporation to J. Iver & Company
                           ("Iver Note");

                                    (D) the issuance of Common Stock upon
                           exercise of the Warrant To Purchase Common Stock of
                           United Shipping & Technology, Inc., dated as of
                           September 24, 1999, issued to Bayview Capital
                           Partners L.P. (the "Bayview Warrant");

                                    (E) the issuance of Common Stock upon
                           conversion of the Convertible Subordinated Note,
                           dated as of September 24, 1999, issued by the
                           Corporation to CEX Holdings, Inc. (the "CEX
                           Convertible Note");

                                    (F) the issuance of shares of Common Stock
                           to Jack D. Ashabranner II (or a trust solely for his
                           benefit) in respect of a court-approved settlement of
                           his claim against Corporate Express Delivery Systems,
                           Inc., solely to meet any shortfall in the market
                           value between the 600,000 shares of Common Stock that
                           have been issued for the benefit of Mr. Ashabranner
                           in respect of such settlement and the sum of
                           $550,000, pursuant to the terms of such settlement;

                                    (G) the issuance of Common Stock upon
                           exercise of the Common Warrants;

                                       9

                                    (H) the issuance of Series D Preferred Stock
                           upon exercise of the Bridge Warrant or upon
                           conversion of the Bridge Note;

                                    (I) the issuance of Series C Preferred Stock
                           upon exercise of the Series C Warrants; and

                                    (J) the issuance of Common Stock upon
                           conversion of the Series A Preferred Stock, Series B
                           Preferred Stock, Series C Preferred Stock and Series
                           D Preferred Stock.

                  6C EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Conversion Price under paragraph 6B, the following shall be applicable:

                           (i) Issuance of Rights or Options. If the Corporation
                  in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any
                  Convertible Securities issuable upon exercise of such Options, is less than the Market Price of the Common Stock determined as of such time, then the total maximum number of shares of
                  Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such
                  Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration
                  payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible
                  Securities, the minimum aggregate amount of additional
                  consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the
                  conversion or exchange thereof, by (B) the total maximum
                  number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such
                  Convertible Securities issuable upon the exercise of such
                  Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                           (ii) Issuance of Convertible Securities. If the
                  Corporation in any manner issues or sells any Convertible
                  Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the
                  Market Price of the Common Stock determined as of such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of

                                       10

                  such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which
                  Common Stock is issuable" shall be determined by dividing (A)
                  the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible
                  Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum
                  number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common
                  Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any
                  Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section
                  6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                           (iii) Change in Option Price or Conversion Rate. If
                  the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any
                  Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately
                  adjusted to the Conversion Price which would have been in
                  effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For
                  purposes of Section 6C, if the terms of any Option or
                  Convertible Security which was outstanding as of the date of issuance of the Series D Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock
                  deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided, that (A) no such change shall at any time cause the Conversion Price hereunder to be increased, and (B)
                  no adjustment to the Conversion Price pursuant to this clause
                  (iii) shall be made as a result of any adjustment to the
                  exercise and/or conversion price with respect to the Bayview
                  Warrant, the Iver Note, the CEX Convertible Note, the Common
                  Warrants, the Series B Preferred Stock, the C Preferred Stock
                  and the Series C Warrants pursuant to and in accordance with the antidilution protection provisions of such securities as in effect on February _____, 2001.

                           (iv) Treatment of Expired Options and Unexercised
                  Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any
                  Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or
                  termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of Section 6C, the expiration or termination of any Option or Convertible
                  Security which was outstanding as of the date of issuance

                                       11

                  of the Series D Preferred Stock shall not cause the Conversion
                  Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible
                  Security caused it to be deemed to have been issued after the date of issuance of the Series D Preferred Stock.

                           (v) Calculation of Consideration Received. If any
                  Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the
                  consideration received therefor shall be deemed to be the
                  amount received by the Corporation therefor. If any Common
                  Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of
                  consideration received by the Corporation shall be the Market
                  Price thereof as of the date of receipt. The fair value of any consideration other than cash and securities shall be
                  determined jointly by the Corporation and the holders of at least two-thirds of the then outstanding Series D Preferred
                  Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such
                  consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly
                  selected by the Corporation and the holders of at least
                  two-thirds of the then outstanding Series D Preferred Stock.
                  The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

                           (vi) Integrated Transactions. In case any Option is
                  issued in connection with the issue or sale of other
                  securities of the Corporation, together comprising one
                  integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of
                  $.01.

                           (vii) Treasury Shares. The number of shares of Common
                  Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any
                  Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                           (viii) Record Date. If the Corporation takes a record
                  of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B)
                  to subscribe for or purchase Common Stock, Options or
                  Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common
                  Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  6D SUBDIVISION OR COMBINATION OF COMMON STOCK. If the
         Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of

                                       12

         shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  6E REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR
         SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the
         Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock held by such holders, is referred to herein as an "Organic Change".
         Subject to Section 4F, prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions to insure that each of the holders of Series D Preferred Stock shall thereafter have the right to acquire and receive, in lieu of the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series D Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series D
         Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions to insure that the provisions of this Section 6 and Section 7 below shall thereafter be applicable to the Series D Preferred Stock. The
         Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                  6F CERTAIN EVENTS. If any event occurs of the type
         contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series D Preferred Stock;
         provided, that no such adjustment shall increase the Conversion Price or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Series D Preferred Stock as otherwise determined pursuant to this Section 6.

                  6G NOTICES.

                           (i) Immediately upon any adjustment of the Conversion
                  Price, the Corporation shall give written notice thereof to all holders of Series D Preferred Stock, setting forth in
                  reasonable detail and certifying the calculation of such
                  adjustment.

                                       13

                           (ii) The Corporation shall give written notice to all
                  holders of Series D Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon
                  Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                           (iii) The Corporation shall also give written notice
                  to the holders of Series D Preferred Stock at least 20 days prior to the date on which any Organic Change shall take
                  place.

         SECTION 7. PURCHASE RIGHTS. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Series D
Preferred Stock shall be entitled to acquire, upon the terms applicable to such
Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Series D Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         SECTION 8. REGISTRATION OF TRANSFER. The Corporation shall keep at its principal office a register for the registration of Series D Preferred Stock.
Upon the surrender of any certificate representing Series D Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of
Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series D Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series D Preferred
Stock represented by the surrendered certificate.

         SECTION 9. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the
Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall
(at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series D Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

         SECTION 10. DEFINITIONS.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person, where
"control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through ownership of voting securities, contract or otherwise.

         "Bayview Warrant" has the meaning set forth in Section 6B(iii).

         "Bridge Note" means the Convertible Bridge Notes issued to TH Li pursuant to certain Bridge Loan Agreements by and between the Corporation and TH
Li dated January 4, 2001 and January 31, 2001.

         "Bridge Warrant" means a warrant to purchase Series D Preferred Stock issued by the Corporation to TH Li pursuant to a certain Bridge Loan Agreement by and between the Corporation and TH Li dated January 4, 2001.

         "Change of Control" means: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the assets of the
Corporation and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" (as defined above but excluding the Purchasers), becomes the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the Voting Securities of the Corporation, or
(iii) the first day on which a majority of the members of the board of directors are not Continuing Directors, provided that a Change of Control shall not be deemed to occur with respect to any change to the Board of Directors as a result of the resignation or retirement of any Director in the ordinary course of business and such Director's seat on the Board of Directors is filled by a person appointed by the same stockholders or group of stockholders that appointed the resigning or retiring Director.

         "Change of Control Amount" has the meaning set forth in Section 4F(i).

         "Change of Control Date" has the meaning set forth in Section 4F(i).

         "Change of Control Notice" has the meaning set forth in Section 4F(iv).

         "Change of Control Offer" has the meaning set forth in Section 4F(i).

         "Change of Control Payment Date" has the meaning set forth in Section
         4F(iv)(B).

         "Common Stock" means, collectively, the Corporation's common stock, par value $0.004 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

                                       15

         "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to subparagraphs 6C(i)
and 6C(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time.

         "Common Warrants" means, collectively, the "Common Warrants" as defined in, and issued pursuant to, the Series B Purchase Agreement, and any warrants issued in exchange, substitution or replacement therefor.

         "Continuing Directors" means individuals who constituted the Board of
Directors of the Corporation on February __, 2001; provided, that any individual becoming a director during any year shall be considered to be a Continuing
Director if such individual's election, appointment or nomination was recommended or approved by at least two-thirds of the other Continuing Directors continuing in office following such election, appointment or nomination present, in person or by telephone, at any meeting of the Board of Directors of the
Corporation, after the giving of a sufficient notice to each Continuing Director so as to provide a reasonable opportunity for such Continuing Directors to be present at such meeting.

         "Conversion Price" means $_____, subject to adjustment from time to time as set forth in Section 6.

         "Conversion Stock" means shares of the Corporation's Common Stock;
provided, that if there is a change such that the securities issuable upon conversion of the Series D Preferred Stock are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean the security issuable upon conversion of the Series D Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

         "Convertible Securities" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Liens" has the meaning set forth in Section 5B(ix).

         "Indebtedness" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness or other liability evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than ninety (90) days past due), (iv) any commitment by which a Person assures a creditor against loss
(including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness or other liability guaranteed in any manner by a Person (including, without

                                       16

limitation, guarantees in the form of an agreement to repurchase or reimburse),
(vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, and (vii)
any indebtedness or other liability secured by a Lien on a Person's assets.

         "Iver Note" has the meaning set forth in Section 6B(iii).

         "Junior Securities" has the meaning set forth in Section 1.

         "Lien" means any lien, mortgage, pledge, security interest, restriction, charge or other encumbrance.

         "Liquidation Event" has the meaning set forth in Section 3.

         "Liquidation Value" of any share as of any particular date shall be equal to: (i) $_______ in the case of holders of Series D Preferred Stock, or
(ii) in the case of holders of Series B Preferred Stock or Series C Preferred
Stock, the liquidation value specified in the certificate of designation applicable to each such series of preferred stock.

         "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the
NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the
National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of the twenty (20) consecutive trading days immediately prior to the day as of which "Market Price" is being determined. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the
"Market Price" shall be the fair value thereof determined jointly by the
Corporation and the holders of at least two-thirds of the then outstanding
Series D Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of at least two-thirds of the then outstanding Series D
Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

         "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

         "Permitted Issuances" has the meaning set forth in Section 6B(iii).

         "Person" means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

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         "Purchase Agreement" means the Securities Purchase Agreement, dated as of February 1, 2001, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

         "Purchaser" means the "Purchasers" as defined in the Purchase Agreement and their respective Affiliates.

         "Redemption Date" has the meaning set forth in Section 4A.

         "Redemption Price" has the meaning set forth in Section 4B.

         "Series A Preferred Stock" has the meaning set forth in Section 1.

         "Series B Preferred Stock" has the meaning set forth in Section 1.

         "Series C Preferred Stock" has the meaning set forth in Section 1.

         "Series D Preferred Stock" has the meaning set forth in Section 1.

         "Series B Purchase Agreement" means the Securities Purchase Agreement, dated as of May 15, 2000, by and among the Corporation and certain investors for the sale and purchase of Series B Preferred Stock and Warrants, as such agreement may from time to time be amended in accordance with its terms.

         "Series C Warrants" means, collectively, the "Series C Warrants" as defined in, and issued pursuant to, Securities Purchase Agreement dated as of
September 1, 2000, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms, and any warrants issued in exchange, substitution or replacement therefor.

         "Share" has the meaning set forth in Section 3.

         "Stock Option Plans" means, collectively, the Corporation's 1995 Stock
Option Plan, 1996 Director Stock Option Plan, and 2000 Stock Option Plan.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other
Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more
Subsidiaries of that person or a combination thereof. For purposes hereof, a
Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity

                                       18

gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

         "TH Li" means collectively TH Lee.Putnam Internet Partners, LP, a
Delaware limited partnership, TH Lee.Putnam Internet Parallel Partners, LP, a
Delaware limited partnership, THLi Coinvestment Partners LLC, a Delaware limited liability company, and Blue Star I, LLC, a Delaware limited liability company.

         "Voting Securities" means securities of the Corporation ordinarily having the power to vote for the election of directors of the Corporation;
provided, that when the term "Voting Securities" is used with respect to any other Person it means the capital stock or other equity interests of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

         SECTION 11. AMENDMENT AND WAIVER. No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 12 hereof without the prior written consent of the holders of at least two-thirds of the Series D Preferred Stock outstanding at the time such action is taken.
The Corporation may amend any provision hereof without the consent of any shareholder so long as no Shares of Series D Preferred Stock are issued and outstanding.

         SECTION 12. NOTICES. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

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                                    EXHIBIT B

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

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